Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-268718 and 333-268718-01

Product Supplement No. STOCK CYN-1

(To Prospectus dated December  30, 2022 and Series A MTN Prospectus Supplement dated December 30, 2022)

August 2, 2023

BofA Finance LLC

Callable Yield Notes Linked to One or More Equity Securities

Fully and Unconditionally Guaranteed by Bank of America Corporation

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The notes are unsecured senior notes issued by BofA Finance LLC, a consolidated finance subsidiary of Bank of America Corporation (the “Guarantor”). Any payment due on the notes is fully and unconditionally guaranteed by the Guarantor. Any payments due on the notes, including any repayment of principal, will be subject to the credit risk of BofA Finance LLC, as issuer of the notes, and the credit risk of Bank of America Corporation, as guarantor of the notes.

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The return on the notes will be based on the performance of an underlying “Market Measure,” which will be the common equity securities or American Depositary Receipts (“ADRs”) of a company other than us, the agents, or our respective affiliates (the “Underlying Stock”), a basket of the Underlying Stocks or the worst-performing of any of the foregoing.

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The notes will either be callable by BofA Finance LLC at its option prior to maturity (“Issuer Callable Notes”) or automatically callable prior to maturity (“Autocallable Notes”). If the notes are called, the “Call Payment” will be paid on the applicable “Call Payment Date” (each as defined in “Summary—Call Feature”) and the notes will cease to be outstanding.

•	The notes will pay coupons on either a contingent or fixed basis.

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The notes do not guarantee the return of principal at maturity. If the notes are not called, at maturity, you will receive a cash payment per unit (the “Redemption Amount”), which will be calculated based on the performance of the Market Measure. You will be exposed to any negative performance of the Market Measure on a 1-to-1 basis unless the notes provide for a “Buffer” or “Barrier” (as further described in “Summary”), in which case you will be afforded limited protection against the downside performance of the Market Measure. Such Buffer or Barrier will be indicated by a ‘Threshold Value”, which will be a percentage of the Starting Value (as defined in “Summary”). At maturity, if the Ending Value (as defined in “Summary”) is less than the Starting Value (or, in the case of notes with a Buffer or Barrier, the Threshold Value), you will lose all or a significant portion of the principal amount of your notes. If the Ending Value is greater than or equal to the Starting Value (or, in the case of notes with a Buffer or Barrier, the Threshold Value), in addition to any final coupon payment, if payable, you will receive the principal amount per unit.

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This product supplement describes the general terms of the notes, the risk factors to consider before investing, the general manner in which the notes may be offered and sold, and other relevant information.

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For each offering of the notes we will provide you with a pricing supplement (which we refer to as a “term sheet”) that will describe the specific terms of that offering, including the specific Market Measure, the relevant Call Feature, Coupon Feature and Threshold Value, as applicable, and certain risk factors. The applicable term sheet will identify, if applicable, any additions or changes to the terms specified in this product supplement.

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The notes will be issued in denominations of whole units. Unless otherwise set forth in the applicable term sheet, each unit will have a principal amount of $10.00. The applicable term sheet may also set forth a minimum number of units that you must purchase.

•	Unless otherwise specified in the applicable term sheet, the notes will not be listed on a securities exchange or quotation system.

•	One or more of our affiliates, including BofA Securities, Inc. (“BofAS”), may act as our selling agents to offer the notes and will act in a principal capacity in such role.

The notes are unsecured and unsubordinated obligations of BofA Finance LLC and the related guarantee of the notes is an unsecured and unsubordinated obligation of Bank of America Corporation. The notes and the related guarantee are not savings accounts, deposits, or other obligations of a bank. The notes are not guaranteed by Bank of America, N.A. or any other bank, and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency and may involve investment risks, including possible loss of principal. Potential purchasers of the notes should consider the information in “Risk Factors” beginning on page PS-9 of this product supplement, page S-6 of the accompanying Series A MTN prospectus supplement, and page 7 of the accompanying prospectus. You may lose all or a significant portion of your investment in the notes.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement or the accompanying prospectus supplement or prospectus. Any representation to the contrary is a criminal offense.

BofA Securities

BofA Finance LLC and the Guarantor have not authorized anyone to provide any information other than that contained or incorporated by reference in the applicable term sheet, this product supplement or the accompanying prospectus supplement or prospectus with respect to the notes offered by the applicable term sheet or with respect to BofA Finance LLC and the Guarantor. BofA Finance LLC and the Guarantor take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The applicable term sheet, together with this product supplement and the accompanying prospectus supplement and prospectus, will contain the terms of the notes and will supersede all other prior or contemporaneous oral statements as well as any other written materials, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of BofA Finance LLC. The information in each of the applicable term sheet, this product supplement and the accompanying prospectus supplement and prospectus may be accurate only as of the date of that document.

The notes are not appropriate for all investors and involve a number of risks and important legal and tax consequences that should be discussed with your professional advisers. You should be aware that the regulations of Financial Industry Regulatory Authority, Inc., or “FINRA,” and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The applicable term sheet, this product supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes under any circumstances in which that offer or solicitation is unlawful.

SUMMARY

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement and the accompanying prospectus supplement and prospectus, as well as the applicable term sheet. None of us, the Guarantor or BofAS have authorized any other person to provide you with any information different from the information set forth in these documents. If anyone provides you with different or inconsistent information about the notes, you should not rely on it.

Key Terms:

General:

The notes are senior debt securities issued by BofA Finance LLC, and are not guaranteed or insured by the FDIC or secured by collateral. The notes are fully and unconditionally guaranteed by Bank of America Corporation. The notes will rank equally in right of payment with all other unsecured and unsubordinated obligations of BofA Finance LLC from time to time outstanding, except obligations that are subject to any priorities or preferences by law. The guarantee of the notes will rank equally in right of payment with all other unsecured and unsubordinated obligations of Bank of America Corporation, except obligations that are subject to any priorities or preferences by law, and senior in right of payment to its subordinated obligations. Any payments due on the notes, including any repayment of principal, are subject to the credit risk of BofA Finance LLC, as issuer of the notes, and the credit risk of Bank of America Corporation, as guarantor of the notes.

The return on the notes will be based on the performance of a Market Measure and there is no guaranteed return of principal at maturity. Therefore, you may lose all or a significant portion of your principal amount if the notes are not called prior to maturity and the value of the Market Measure decreases from the Starting Value, or the Threshold Value, if applicable, to the Ending Value.

Each issue of the notes will mature on the date set forth in the applicable term sheet. The notes may be called prior to maturity. In addition, the notes will pay coupons on either a contingent or fixed basis.

Market Measure:

The Underlying Stock of a company other than us, the agents or our respective affiliates (the “Underlying Company”) represented either by a class of common equity securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or by ADRs. ADRs are securities issued through depositary arrangements and registered under the Exchange Act that represent non-U.S. equity securities. If an Underlying Stock is an ADR, references to the “Underlying Company” of that Underlying Stock refer to the issuer of the shares underlying the ADR.

The Market Measure may consist of a group, or “Basket,” of Underlying Stocks. We refer to each Underlying Stock included in any Basket as a “Basket Stock.” If the Market Measure to which your notes are linked includes a Basket, the Basket Stocks will be set forth in the applicable term sheet.

The Market Measure may also consist of the “Worst-Performing” of two or more Underlying Stocks or Baskets (the “Worst-Performing Market Measure”). The Worst-Performing Market Measure as of any Coupon Observation Date or Call Observation Date (each as defined below), or at maturity, as applicable, will be the Underlying Stock or Basket with the lowest Observation Value or Ending Value, as applicable, as compared to its Starting Value. If your notes are linked to the Worst-Performing Market Measure, references in this product supplement to “Market Measure” should be read as references to the applicable Worst-Performing Market Measure, and references to Starting Value, Observation Value and Ending Value should be read as references to the same term with respect to the Worst-Performing Market Measure.

Market Measure Performance:

The performance of an Underlying Stock or Basket as of any Coupon Observation Date or Call Observation Date will be measured according to the percentage change of such Underlying Stock or Basket from its Starting Value to its Observation Value on such Coupon Observation Date or Call Observation Date, as applicable. The performance of an Underlying Stock or Basket at maturity will be measured according to the percentage change of such Underlying Stock or Basket from its Starting Value to its Ending Value.

Unless otherwise specified in the applicable term sheet:

The “Starting Value” will be the price of the Underlying Stock on the date when the notes are priced for initial sale to the public (the “pricing date”), determined as set forth in the applicable term sheet.

In the case of a Basket, the Starting Value will be equal to 100. See “Description of the Notes—Baskets.”

The “Observation Value” will equal the Closing Market Price (as defined in “Description of the Notes—The Starting Value, the Observation Value and the Ending Value—Ending Value”) of the Underlying Stock on the relevant Coupon Observation Date or Call Observation Date times the Price Multiplier (defined below) on that day.

In the case of a Basket, the Observation Value will be determined as described in “Description of the Notes—Baskets—Observation Value or Ending Value of a Basket.”

The “Ending Value” will equal the average of the products of the Closing Market Price of the Underlying Stock on each calculation day during the Maturity Valuation Period multiplied by its Price Multiplier on that day.

In the case of a Basket, the Ending Value will be determined as described in “Description of the Notes—Baskets—Observation Value or Ending Value of a Basket.”

If a Market Disruption Event (as defined in “Description of the Notes—Market Disruption Events”) occurs and is continuing on a scheduled Coupon Observation Date, Call Observation Date or calculation day (as defined in “Description of the Notes—The Starting Value, the Observation Value and the Ending Value—Ending Value”) or if such day is a non-trading day, the calculation agent will determine the Observation Value or Ending Value, as applicable, as set forth in the section “Description of the Notes—The Starting Value, the Observation Value and the Ending Value” or “—Baskets—Observation Value or Ending Value of the Basket”, as applicable. For the avoidance of doubt, if your notes are linked to more than one Underlying Stock, the occurrence of a Market Disruption Event or non-trading day as to any Underlying Stock will not impact any other Underlying Stock that is not so affected.

Maturity Valuation Period:	The period consisting of one or more calculation days shortly before the maturity date. The timing and length of the period will be set forth in the applicable term sheet.

Price Multiplier:	Unless otherwise set forth in the applicable term sheet, the “Price Multiplier” for each Underlying Stock will be 1, and will be subject to adjustment for certain corporate events relating to that Underlying Stock as described in “Description of the Notes—Anti-Dilution Adjustments.”

Call Feature:

The applicable term sheet will indicate the Call Feature applicable to the notes. The following is a summary of the different Call Features we may offer on the notes:

•  Issuer Callable Notes: Notes which are callable by BofA Finance LLC in whole, but not in part, prior to maturity. To call the notes, we will give notice to the trustee at least five business days but not more than 60 calendar days before the applicable Call Payment Date (as defined in “Description of the Notes—Call Feature”). We or the calculation agent will have no independent obligation to notify you directly and you should expect to receive such notifications from your broker. If the notes are called, the Call Payment (as defined in “Description of the Notes—Call Feature”) will be paid on the applicable Call Payment Date and the notes will cease to be outstanding and no further amounts will be payable with respect to the notes. Issuer Callable Notes will pay Contingent Coupon Payments, Contingent Coupon Payments (with Memory) or Fixed Coupon Payments (each as defined below) during their term. Issuer Callable Notes may be Buffered Notes or Barrier Notes (each as defined below).

•  Autocallable Notes: Notes which will be automatically called in whole prior to maturity if the Observation Value of the Market Measure is greater than or equal to its Call Value on any Call Observation Date (each as defined in “Description of the Notes—Call Feature”). If the notes are called, the Call Payment will be paid on the applicable Call Payment Date and the notes will cease to be outstanding and no further amounts will be payable with respect to the notes. Autocallable Notes will pay Contingent Coupon Payments, Contingent Coupon Payments (with Memory), Snowball Coupon Payments (as defined below) or Fixed Coupon Payments during their term. Autocallable Notes may be Buffered Notes or Barrier Notes.

Coupon Feature:

The applicable term sheet will indicate the Coupon Feature applicable to the notes. The following is a summary of the different Coupon Features we may offer on the notes:

•  Contingent Coupon Payments: Contingent Coupon Payments are coupons which are payable if the Observation Value of the Market Measure on the applicable Coupon Observation Date is greater than or equal to its “Coupon Barrier”, which will be a percentage of the Starting Value of the Market Measure. If a Contingent Coupon Payment is payable, it will be paid on the related Coupon Payment Date. The amount of each Contingent Coupon Payment will be specified in the applicable term sheet.

•  Contingent Coupon Payments (with Memory): Contingent Coupon Payments (with Memory) are coupons which are payable if the Observation Value of the Market Measure on the applicable Coupon Observation Date is greater than or equal to its Coupon Barrier. If a Contingent Coupon Payment is payable, it will be paid on the related Coupon Payment Date. If any Contingent Coupon Payment is not payable on a Coupon Payment Date because the Observation Value of the Market Measure on the applicable Coupon Observation Date is less than its Coupon Barrier, such missed Contingent Coupon Payment(s) will be payable on the next subsequent Coupon Payment Date on which a Contingent Coupon Payment (with Memory) is payable with respect to such date, if any. The amount of the Contingent Coupon Payment (with Memory) applicable to a single Coupon Payment Date will be specified in the applicable term sheet.

•  Snowball Coupon Payments: Snowball Coupon Payments are coupons which are payable only if the notes are automatically called. If a Snowball Coupon Payment is payable, it will be paid on the related Call Payment Date as part of the Call Payment. The amount of each Snowball Coupon Payment will be specified in the applicable term sheet.

•  Fixed Coupon Payments: Fixed Coupon Payments are coupons which are payable regardless of the performance of the Market Measure. Fixed Coupon Payments will be paid on each Coupon Payment Date. The amount of each Fixed Coupon Payment will be specified in the applicable term sheet.

We refer to Contingent Coupon Payments, Contingent Coupon Payments (with Memory), Snowball Coupon Payments and Fixed Coupon Payments together as “Coupons”.

Buffer:	The applicable term sheet may indicate that a “Buffer” is applicable to the notes, which will provide limited protection against the downside performance of the Market Measure. The extent of the Buffer will be indicated by the ‘Threshold Value”, which will be a percentage of the Starting Value of the Market Measure. We refer to notes with a Buffer as “Buffered Notes”.

Barrier:	The applicable term sheet may indicate that a “Barrier” is applicable to the notes, which will provide limited protection against the downside performance of the Market Measure. The extent of the Barrier will be indicated by the Threshold Value. We refer to notes with a Barrier as “Barrier Notes”.

Redemption Amount at Maturity:

If the notes are not called, at maturity, in addition to any final Coupon, if payable, you will receive a Redemption Amount, denominated in U.S. dollars, that is based on the performance of the Market Measure. Any payments due on the notes, including any repayment of principal, are subject to our credit risk, as issuer of the notes, and the credit risk of Bank of America Corporation, as guarantor of the notes. The Redemption Amount will never be less than zero.

For notes other than Buffered Notes or Barrier Notes, the Redemption Amount will be calculated as follows:

You will receive per unit:

You will lose some or all of the principal amount of your notes if the Ending Value is less than the Starting Value. Even with any Coupons, the return on the notes could be negative.

For Buffered Notes, the Redemption Amount will be calculated as follows:

You will receive the principal amount per unit

You will receive per unit:

The “Buffer Rate” will be either 1 or equal to the quotient of the Starting Value divided by the Threshold Value, and will be specified in the applicable term sheet.

You will lose all or a significant portion of the principal amount of your notes if the Ending Value is less than the Threshold Value. Even with any Coupons, the return on the notes could be negative.

For Barrier Notes, the Redemption Amount will be calculated as follows:

You will receive the principal amount per unit

You will receive per unit:

You will lose some or all of the principal amount of your notes if the Ending Value is less than the Threshold Value. Even with any Coupons, the return on the notes could be negative.

Principal at Risk:	You may lose all or a significant portion of the principal amount of your notes. Further, if you sell your notes prior to maturity or a call, the price you may receive may be less than the price that you paid for your notes.

Calculation Agent:	The calculation agent will make all determinations associated with the notes. Unless otherwise set forth in the applicable term sheet, we will appoint our affiliate, BofAS, or one of our other affiliates to act as calculation agent for the notes. See “Description of the Notes—Role of the Calculation Agent.”

Selling Agents:	One or more of our affiliates, including BofAS, will act as our selling agent(s) in connection with each offering of the notes and will receive a commission or an underwriting discount based on the number of units of the notes sold. None of the selling agents is your fiduciary or advisor solely as a result of the making of any offering of the notes, and you should not rely on this product supplement, the applicable term sheet, or the accompanying prospectus or prospectus supplement as investment advice or a recommendation to purchase the notes.

Listing:	Unless otherwise specified in the applicable term sheet, the notes will not be listed on a securities exchange or quotation system.

ERISA Considerations:	See “ERISA Considerations” beginning on page 92 of the accompanying prospectus.

This product supplement relates only to the notes and does not relate to any Underlying Stock that comprises the Market Measure described in any applicable term sheet. You should read carefully the entire prospectus, prospectus supplement and this product supplement, together with the applicable term sheet, to understand fully the terms of your notes, as well as the tax and other considerations important to you in making a decision about whether to invest in any notes. In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in the notes, to determine whether an investment in the notes is appropriate for you. Additional risk factors may be set forth in the applicable term sheet. If information in this product supplement is inconsistent with the accompanying prospectus or prospectus supplement, this product supplement will supersede those documents. However, if information in any term sheet is inconsistent with this product supplement, that term sheet will supersede this product supplement.

None of us, the Guarantor or any selling agent is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.

Certain terms used and not defined in this product supplement have the meanings ascribed to them in the accompanying prospectus supplement or prospectus. Unless otherwise indicated or unless the context requires otherwise, all references in this product supplement to “we,” “us,” “our,” or similar references are to BofA Finance LLC, and not to Bank of America Corporation (or any other affiliate of ours).

You are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any notes.

RISK FACTORS

Your investment in the notes is subject to investment risks, many of which differ from those of a conventional debt security. Your decision to purchase the notes should be made only after carefully considering the risks, including those discussed below, together with the risk information contained in the accompanying prospectus supplement and prospectus, in light of your particular circumstances. The notes are not an appropriate investment for you if you are not knowledgeable about the material terms of the notes or investments in equity or equity-based securities in general.

Structure-related Risks

Your investment may result in a loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the notes at maturity. The return on the notes will be based on the performance of a Market Measure and therefore, you may lose all or a significant portion of your investment if the notes are not called prior to maturity and the value of the Market Measure decreases from the Starting Value to the Ending Value or, in the case of Buffered Notes or Barrier Notes, the value of the Market Measure decreases from the Starting Value to an Ending Value that is below the Threshold Value. Even with any Coupons, the return on the notes could be negative.

Your investment return will be limited to the return represented by the Coupons, if any, and may be less than a comparable investment directly in the Market Measure. Your investment return will be limited to the return represented by the Coupons, if any, paid over the term of the notes. You will not receive a payment on the notes greater than the principal amount plus any Coupons, regardless of the extent of the increase in the value of the Market Measure. In contrast, a direct investment in the Market Measure would allow you to receive the full benefit of any appreciation in the value of the Market Measure.

In addition, unless otherwise set forth in the applicable term sheet or in the event of an adjustment as described in “Description of the Notes—Anti-Dilution Adjustments” of this product supplement, the Observation Value or the Ending Value, as applicable, will not reflect the value of dividends paid, or distributions made, on any Underlying Stock, or any other rights associated with any Underlying Stock. Thus, any return on the notes will not reflect the return you would realize if you actually owned shares of an Underlying Stock.

You may not receive any Coupons. Unless your notes provide a Coupon Feature with Fixed Coupon Payments, you will not necessarily receive any Coupons on the notes. For example, if the Coupon Feature for your notes is Contingent Coupon Payments or Contingent Coupon Payments (with Memory) and the Observation Value is less than the Coupon Barrier on each Coupon Observation Date, you will not receive any coupon payments over the term of the notes. Similarly, if the Coupon Feature for your notes is Snowball Coupon Payments and the notes are not automatically called prior to maturity, you will not receive any coupon payments over the term of the notes. In these cases, you will not receive a positive return on the notes.

Reinvestment Risk. If the notes are called, the term of the notes will be short. In such a case, your ability to receive any Coupons over the term of the notes will be limited. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return for a similar level of risk in the event the notes are called prior to maturity.

Payments on the notes will not reflect changes in the value of the Market Measure other than on the Coupon Observation Dates, the Call Observation Dates or during the Maturity Valuation Period, as applicable. Changes in the value of the Market Measure during the term of the notes other than on the Coupon Observation Dates, the Call Observation Dates or during the Maturity Valuation Period, as applicable, will not be reflected in the determinations with respect to the payment of Coupons or whether the notes will be automatically called or in the calculation of the Redemption Amount. To make these determinations and calculations, the calculation agent will refer only to the value of the Market Measure on the Coupon Observation Dates, the Call Observation Dates or the calculation days during the Maturity Valuation Period. As a result, even if the value of the Market Measure has increased at certain times during the term of the notes, you will not receive any Contingent Coupon Payments or Contingent Coupon Payments (with Memory), as applicable, if the Observation Value on each Coupon Observation Date is less than its Coupon Barrier, your notes will not be called if the Observation Value on each Call Observation Date is less than its Call Value, and, if the notes are not called, you will receive a Redemption Amount that is less than the principal amount if the Ending Value is less than the Starting Value (or, in the case of Buffered Notes or Barrier Notes, the Threshold Value). In addition, if the Maturity Valuation Period for the notes consists of two or more scheduled calculation days, the Ending Value may be less than the value of the Market Measure on any particular calculation day.

A higher coupon rate or lower Coupon Barrier or Threshold Value is generally associated with a Market Measure with greater expected volatility and therefore can indicate a greater risk of loss. “Volatility” refers to the frequency and magnitude of changes in the value of the Market Measure. The greater the expected volatility with respect to the Market Measure on the pricing date, the higher the expectation as of the pricing date that the value of the Market Measure on the relevant Coupon Observation Dates, the Call Observation Dates or the calculation day(s) during the Maturity Valuation Period could close below the Starting Value, the Call Value, the Coupon Barrier or the Threshold Value, as applicable, indicating a higher expected risk of loss on the notes. This greater expected risk will generally be reflected in a higher coupon rate than the yield payable on our conventional debt securities with a similar maturity, or in more favorable terms (such as a higher coupon rate or lower Coupon Barrier or Threshold Value) than for similar securities linked to the performance of a Market Measure with a lower expected volatility as of the pricing date. You should therefore understand that a relatively higher coupon rate may indicate an increased risk of loss. Further, a relatively lower Coupon Barrier or Threshold Value may not necessarily indicate that the notes have a greater likelihood of payments of Contingent Coupon Payments or Contingent Coupon Payments (with Memory) during the term of the notes or repayment of principal at maturity. The volatility of the Market Measure can change significantly over the term of the notes. The value of the Market Measure for your notes could fall sharply, which could adversely affect the return on the notes.

If your notes are linked to a Basket, increases in the prices of one or more of the Basket Stocks may be offset by decreases in the prices of one or more of the other Basket Stocks. The Market Measure of your notes may include a Basket. In such a case, changes in the prices of one or more of the Basket Stocks may not correlate with changes in the prices of one or more of the other Basket Stocks. The prices of one or more Basket Stocks may increase, while the prices of one or more of the other Basket Stocks may decrease or not increase as much. Therefore, in calculating the value of the Basket at any time, increases in the price of one Basket Stock may be moderated or wholly offset by decreases or lesser increases in the prices of one or more of the other Basket Stocks. If the weightings of the applicable Basket Stocks are not equal, adverse changes in the prices of the Basket Stocks that are more heavily weighted could have a greater impact upon the value of the Basket and, consequently, the return on your notes.

If your notes are linked to the Worst-Performing of two or more Underlying Stocks or Baskets, the notes will be subject to the risks of each Underlying Stock or Basket, not a basket composed of the foregoing, and will be negatively affected if the value of any Underlying Stock or Basket decreases below its Starting Value, Call Value, Coupon

Barrier or Threshold Value, as applicable, even if the value of any other Underlying Stock or Basket does not. If your notes are linked to the Worst-Performing of two or more Underlying Stocks or Baskets (the “Worst-Performing Notes”), you will be subject to the risks associated with each Underlying Stock or Basket. Worst-Performing Notes will not be linked to an overall basket composed of the Underlying Stocks or Baskets, where the depreciation in the value of one Underlying Stock or Basket could be offset to some extent by the appreciation in the value of the other Underlying Stock or Basket. In this case, the individual performance of each Underlying Stock or Basket would not be combined, and the depreciation in the value of one Underlying Stock or Basket would not be offset by any appreciation in the value of the other Underlying Stock or Basket. For example, for notes where the Coupon Feature is Contingent Coupon Payments, even if the Observation Value of an Underlying Stock or Basket is at or above its Coupon Barrier on a Coupon Observation Date, you will not receive a Contingent Coupon Payment with respect to that Coupon Observation Date if the Observation Value of another Underlying Stock or Basket is below its Coupon Barrier on that day. In addition, even if the Ending Value of an Underlying Stock or Basket is at or above its Starting Value, you will lose a portion of your principal if the Ending Value of another Underlying Stock or Basket is below its Starting Value (or, in the case of Buffered Notes or Barrier Notes, its Threshold Value). The same analysis is true with respect to all determinations to be made for the Worst-Performing Notes.

If your notes are Worst-Performing Notes, you will not benefit in any way from the performance of the better performing Underlying Stock or Basket. If your notes are Worst-Performing Notes, the return on the notes will depend solely on the performance of the Worst-Performing Underlying Stock or Basket, and you will not benefit in any way from the performance of the better performing Underlying Stock or Basket. The notes may underperform a similar investment in each of the Underlying Stocks or Baskets or a similar alternative investment linked to a basket composed of the Underlying Stocks or Baskets. In either such case, the performance of the better performing Underlying Stock or Basket would be blended with the performance of the Worst-Performing Underlying Stock or Basket, resulting in a potentially better return than what you would receive on the notes.

If your notes are Worst-Performing Notes, it is more likely that you will not receive a positive return on the notes and will lose some or all of your investment. With two Underlying Stocks or Baskets, it is more likely that the value of one Underlying Stock or Basket will close below its Starting Value, Call Value, Coupon Barrier or Threshold Value, as applicable, on each relevant date during the term of the notes than if the notes were linked to only one of the Underlying Stocks or Baskets. In this case, you would not receive a positive return on the notes, would lose some or all of your investment and would not benefit from the performance of the better performing Underlying Stock or Basket.

If your notes are Worst-Performing Notes, you will be subject to risks relating to the relationship between the Underlying Stocks or Baskets. By investing in Worst-Performing Notes, you assume the risk that the Underlying Stocks or Baskets may not exhibit a positive correlation (i.e., a tendency for their values to increase or decrease at similar times and by similar magnitudes). The less correlated the Underlying Stocks or Baskets, the more likely it is that the value of one Underlying Stock or Basket will close below its Starting Value, Call Value, Coupon Barrier or Threshold Value, as applicable, on each relevant date during the term of the notes. In this case, you would not receive a positive return on the notes, would lose some or all of your investment, and would not benefit from the performance of the better performing Underlying Stock or Basket. It is impossible to predict what the relationship between the Underlying Stocks or Baskets will be over the term of the notes.

Your return on the notes may be less than the yield on a conventional fixed or floating rate debt security of comparable maturity. Any return that you receive on the notes may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the notes may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money. Any Coupon payable on the notes may be less than the yield on a conventional debt security of comparable maturity.

Payments on the notes are subject to our credit risk and the credit risk of the Guarantor, and any actual or perceived changes in our or the Guarantor’s creditworthiness are expected to affect the value of, or any amounts payable on, the notes. The notes are our senior unsecured debt securities, the payment on which will be fully and unconditionally guaranteed by the Guarantor. The notes are not guaranteed by any entity other than the Guarantor. As a result, your receipt of payments on the notes is dependent upon our ability and the ability of the Guarantor to repay our respective obligations under the notes on the applicable payment date, regardless of whether the Market Measure increases from the Starting Value to the Ending Value. No assurance can be given as to what our financial condition or the financial condition of the Guarantor will be on the maturity date. If we and the Guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amounts payable under the terms of the notes.

In addition, our credit ratings and the credit ratings of the Guarantor are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or the Guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the Guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the maturity date may adversely affect the market value of the notes. However, because your return on the notes depends upon factors in addition to our ability and the ability of the Guarantor to pay our respective obligations, such as the value of the Market Measure, an improvement in our or the Guarantor’s credit ratings will not reduce the other investment risks related to the notes.

We are a finance subsidiary and, as such, have no independent assets, operations or revenues. We are a finance subsidiary of the Guarantor, have no operations other than those related to the issuance, administration and repayment of our debt securities that are guaranteed by the Guarantor, and are dependent upon the Guarantor and/or its other subsidiaries to meet our obligations under the notes in the ordinary course. However, we will have no assets available for distributions to holders of the notes if they make claims in respect of such notes in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders in respect of such claims in any such proceeding will be limited to those available under the Guarantor’s guarantee of such notes, and any obligations under that guarantee will rank equally in right of payment with all other unsecured and unsubordinated obligations of the Guarantor, except obligations that are subject to any priorities or preferences by law, and senior in right of payment to the Guarantor’s subordinated obligations. Holders of the notes will have recourse only to a single claim against the Guarantor and its assets under the Guarantor’s guarantee of the notes, and holders of the notes should accordingly assume that in any bankruptcy, resolution or similar proceeding, they would not have priority over, and should be treated equally with, the claims of all other unsecured and unsubordinated obligations of the Guarantor, including claims of holders of unsecured senior debt securities issued by the Guarantor.

The Guarantor’s ability to make payments under its guarantee of the notes will depend upon its receipt of funds from its subsidiaries, and applicable laws and regulations, and actions taken under the Guarantor’s resolution plan, could restrict the ability of its subsidiaries to transfer such funds. The Guarantor is a holding company and conducts substantially all of its operations through its subsidiaries. The Guarantor depends on dividends and other distributions, loans and other payments from its subsidiaries to fund payments under its guarantee of our payment obligations on the notes. Any inability of these subsidiaries to pay dividends or make payments to the Guarantor may adversely affect its cash flow and financial condition. Many of these subsidiaries, including bank and broker-dealer subsidiaries, are subject to laws that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to the Guarantor or to its other subsidiaries. In addition, the Guarantor’s bank and broker-dealer subsidiaries are subject to restrictions on their ability to lend or transact with affiliates and to minimum regulatory capital and liquidity requirements. Lower earnings in the Guarantor’s subsidiaries can reduce the amount of funds available to the Guarantor as a holding company. Adverse business and economic conditions, including changes in interest and currency exchange rates, illiquidity or volatility in areas where the Guarantor has concentrated credit risk, and a failure in or breach of the Guarantor’s operational or security systems or infrastructure, could affect the Guarantor’s business and results of operations. Intercompany arrangements the Guarantor has entered into in connection with its resolution planning could restrict the amount of funding available to it from its subsidiaries under certain adverse conditions, as described below under “—A resolution under the Guarantor’s single point of entry resolution strategy could materially adversely affect its liquidity and financial condition and its ability to make payments under its guarantee of our payment obligations on the notes.” These restrictions could prevent the Guarantor’s subsidiaries from paying dividends or making other distributions to the Guarantor or otherwise providing funds to the Guarantor that the Guarantor needs in order to make payments under its guarantee of our payment obligations on the notes. In addition, the Guarantor’s right to participate in any distribution of assets of any of its subsidiaries upon such subsidiary’s liquidation or otherwise, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of the Guarantor’s claims as a creditor of such subsidiary may be recognized.

A resolution under the Guarantor’s single point of entry resolution strategy could materially adversely affect its liquidity and financial condition and its ability to make payments under its guarantee of our payment obligations on the notes. The Guarantor is required periodically to submit a plan to the FDIC and the Board of Governors of the Federal Reserve System describing its resolution strategy under the U.S. Bankruptcy Code in the event of material financial distress or failure. In the Guarantor’s current plan, its preferred resolution strategy is a single point of entry (“SPOE”) strategy. This strategy provides that only the Guarantor (the parent holding company) would file for bankruptcy under the U.S. Bankruptcy Code and contemplates providing certain key operating subsidiaries with sufficient capital and liquidity to operate through severe stress and to enable such subsidiaries to continue operating or be wound down in a solvent manner following a Guarantor bankruptcy. The Guarantor has entered into intercompany arrangements governing the contribution of most of its capital and liquidity with these key subsidiaries. As part of these arrangements, the Guarantor has transferred most of its assets (and has agreed to transfer additional assets) to a wholly-owned holding company subsidiary in exchange for a subordinated note. Certain of the Guarantor’s remaining assets secure its ongoing obligations under these intercompany arrangements. The wholly-owned holding company subsidiary also has provided the Guarantor with a committed line of credit that, in addition to the Guarantor’s cash, dividends and interest payments, including interest payments the Guarantor receives in respect of the subordinated note, may be used to fund the Guarantor’s obligations. These intercompany arrangements include provisions to terminate the line of credit and forgive the subordinated note and require the Guarantor to contribute its remaining financial assets to the wholly-owned holding company subsidiary if the Guarantor’s projected liquidity resources deteriorate so severely that resolution becomes imminent, which could materially and adversely affect the Guarantor’s liquidity and ability to meet its payment obligations, including under its guarantee of our payment obligations on the notes. In addition, the Guarantor’s preferred resolution strategy could result in holders of the notes being in a worse position and suffering greater losses than would have been the case under a bankruptcy proceeding or other resolution scenarios or plans.

The Guarantor’s obligations under its guarantee of the notes will be structurally subordinated to liabilities of the Guarantor’s subsidiaries. Because the Guarantor is a holding company, its right to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Guarantor may itself be recognized as a creditor of that subsidiary. As a result, any obligations of the Guarantor under its guarantee of the notes will be structurally subordinated to all existing and future liabilities of the Guarantor’s subsidiaries, and claimants should look only to the assets of the Guarantor for payments under the Guarantor’s guarantee of the notes. Further, creditors of the Guarantor’s subsidiaries recapitalized pursuant to the Guarantor’s resolution plan generally would be entitled to payment of their claims from the assets of the subsidiaries, including the Guarantor’s contributed assets. In addition, any obligations of the Guarantor under its guarantee of the notes will be unsecured and, therefore, in a bankruptcy or similar proceeding, will effectively rank junior to the Guarantor’s secured obligations to the extent of the value of the assets securing such obligations.

Each of BofA Finance LLC and the Guarantor is permitted to sell, convey or transfer all or substantially all of its assets to one or more of the Guarantor’s majority-owned subsidiaries and, in either such event, such subsidiary or subsidiaries will not be required under the indenture relating to the notes to assume our obligations under the notes or the Guarantor’s obligations under its guarantee of the notes, as the case may be. We and the Guarantor each may sell, convey or transfer all or substantially all of its assets to one or more entities that are direct or indirect subsidiaries of the Guarantor in which the Guarantor and/or one or more of its subsidiaries owns more than 50% of the combined voting power, and under the indenture under which the notes will be issued, including the provisions thereof relating to the Guarantor’s guarantee of the notes, such subsidiary or subsidiaries will not be required to assume our obligations under the notes or the Guarantor’s obligations under its guarantee thereof, as the case may be. In either such event, (i) we will remain the sole obligor on the notes and the Guarantor will remain the sole obligor on the guarantee of the notes, as the case may be, (ii) creditors of any such subsidiary or subsidiaries would have additional assets from which to recover on their claims and (iii) obligations of the Guarantor under its guarantee of our notes would be structurally subordinated to creditors of such subsidiary or subsidiaries with respect to such transferred assets. See “Description of Debt Securities of BofA Finance LLC—Limitation on Mergers and Sales of Assets” beginning on page 52 of the accompanying prospectus for more information.

The notes issued by us will not have the benefit of any cross-default or cross-acceleration with other indebtedness of BofA Finance LLC or the Guarantor; events of bankruptcy or insolvency or resolution proceedings relating to the Guarantor and covenant breach by the Guarantor will not constitute an event of default with respect to the notes. The notes issued by us will not have the benefit of any cross-default or cross-acceleration with other indebtedness of BofA Finance LLC or the Guarantor. In addition, events of bankruptcy or insolvency or resolution or similar proceedings relating to the Guarantor will not constitute an event of default with respect to the notes. Furthermore, it will not constitute an event of default with respect to the notes if the guarantee by the Guarantor ceases to be in full force and effect for any reason. Therefore, events of bankruptcy or insolvency or resolution or similar proceedings relating to the Guarantor (in the absence of any such event occurring with respect to us) will not permit the notes to be declared due and payable. In addition, a breach of a covenant by the Guarantor (including, for example, a breach of the Guarantor’s covenants with respect to mergers or the sale of all or substantially all its assets), will not permit the notes to be declared due and payable. The value you receive on the notes may be significantly less than what you otherwise would have received had the notes been declared due and payable immediately upon certain events of bankruptcy or insolvency or resolution or similar proceedings relating to the Guarantor or the breach of a covenant by the Guarantor or upon the Guarantor’s guarantee ceasing to be in full force and effect.

Valuation- and Market-related Risks

The initial estimated value of the notes considers certain assumptions and variables and relies in part on certain forecasts about future events, which may prove to be incorrect. The initial estimated value of the notes, which will be set forth in the applicable term sheet, is an estimate only, determined as of a particular point in time by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the Guarantor, the Guarantor’s internal funding rate on the pricing date, mid-market terms on hedging transactions, expectations on interest rates and volatility, price-sensitivity analysis, and the expected term of the notes. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect.

The public offering price you pay for the notes will exceed the initial estimated value. If you attempt to sell the notes prior to maturity, their market value may be lower than the price you paid for them and lower than the initial estimated value. This is due to, among other things, changes in the value of the Market Measure, changes in the Guarantor’s internal funding rate, and the inclusion in the public offering price of the underwriting discount and an expected hedging-related charge. These factors, together with various credit, market and economic factors over the term of the notes, are expected to reduce the price at which you may be able to sell the notes in any secondary market and will affect the value of the notes in complex and unpredictable ways.

The initial estimated value does not represent a minimum or maximum price at which we, the Guarantor, BofAS or any of our other affiliates would be willing to purchase your notes in any secondary market (if any exists) at any time. The value of your notes at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the Market Measure, our and the Guarantor’s creditworthiness and changes in market conditions.

We cannot assure you that there will be a trading market for your notes. If a secondary market exists, we cannot predict how the notes will trade, or whether that market will be liquid or illiquid. The development of a trading market for the notes will depend on various factors, including the Guarantor’s financial performance and changes in the value of the Market Measure. The number of potential buyers of your notes in any secondary market may be limited. There is no assurance that any party will be willing to purchase your notes at any price in any secondary market.

We anticipate that one or more of the selling agents or their affiliates will act as a market-maker for the notes that it offers, but none of them is required to do so and may cease to do so at any time. Any price at which a selling agent or its affiliate may bid for, offer, purchase, or sell any notes may be higher or lower than the applicable public offering price, and that price may differ from the values determined by pricing models that it may use, whether as a result of dealer discounts, mark-ups, or other transaction costs. These bids, offers, or transaction costs may adversely affect the prices, if any, at which those notes might otherwise trade in the market. In addition, if at any time any selling agent or its affiliates were to cease acting as a market-maker for any issue of the notes, it is likely that there would be significantly less liquidity in that secondary market. In such a case, the price at which those notes could be sold likely would be lower than if an active market existed.

Unless otherwise stated in the applicable term sheet, we will not list the notes on any securities exchange or quotation system. Even if an application were made to list your notes, we cannot assure you that the application will be approved or that your notes will be listed and, if listed, that they will remain listed for their entire term. The listing of the notes on any securities exchange or quotation system will not necessarily ensure that a trading market will develop or, if a trading market does develop, that there will be liquidity in the trading market.

The notes are not designed to be short-term trading instruments, and if you attempt to sell the notes prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount. The notes are not designed to be short-term trading instruments. You have no right to have your notes redeemed prior to maturity. The limited protection against the risk of losses provided by the Threshold Value, if applicable, will only apply if you hold the notes to maturity. If you wish to liquidate your investment in the notes prior to maturity, your only option would be to sell them in the secondary market. At that time, there may be an illiquid market for your notes or no market at all. Even if you were able to sell your notes, there are many factors outside of our control that may adversely affect their market value, some of which, but not all, are stated below. The impact of any one factor may be offset or magnified by the effect of another factor. These factors may interact with each other in complex and unpredictable ways. The following paragraphs describe a specific factor’s expected impact on the market value of the notes, assuming all other conditions remain constant.

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Value of the Market Measure. We anticipate that the market value of the notes prior to maturity or a call generally will depend to a significant extent on the value of the Market Measure. In general, it is expected that the market value of the notes will decrease as the value of the Market Measure decreases. However, as the value of the Market Measure increases, the market value of the notes may decrease or may not increase at the same rate. If you sell your notes when the value of the Market Measure is less than, or not sufficiently above, the applicable Starting Value, then you may receive less than the principal amount of your notes.

In addition, we do not expect that the notes will trade in any secondary market at a price that is greater than the sum of the principal amount and the value of any expected remaining Coupons.

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Volatility of the Market Measure. Volatility is the term used to describe the size and frequency of market fluctuations. The volatility of the Market Measure during the term of the notes may vary. In addition, an unsettled international environment and related uncertainties may result in greater market volatility, which may continue over the term of the notes. Increases or decreases in the volatility of the Market Measure may have an adverse impact on the market value of the notes. Even if the value of the Market Measure increases after the applicable pricing date, if you are able to sell your notes before their maturity date, you may receive substantially less than the amount that would be payable upon a call or at maturity based on that value because of the anticipation that the value of the Market Measure will continue to fluctuate until the notes are called or the Ending Value is determined.

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Economic and Other Conditions Generally. The general economic conditions of the capital markets in the United States, as well as geopolitical conditions and other financial, political, public health, regulatory and judicial events, natural disasters, acts of terrorism or war, and related uncertainties that affect stock or commodity markets generally, may adversely affect the value of the Market Measure and the market value of the notes. If an Underlying Stock is an ADR, the value of your notes may also be adversely affected by similar events in the markets of the relevant foreign country.

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Interest Rates. We expect that changes in interest rates will affect the market value of the notes. In general, if U.S. interest rates increase, we expect that the market value of the notes will decrease. In general, we expect that the longer the amount of time that remains until maturity, the more significant the impact of these changes will be on the value of the notes. The level of interest rates also may affect the U.S. economy and any applicable market outside of the United States, and in turn, the value of the Market Measure, and, thus, the market value of the notes may be adversely affected. If any Underlying Stock is an ADR, the level of interest rates in the relevant foreign country may affect the economy of that foreign country and, in turn, the value of the ADR, and, thus, the market value of the notes may be adversely affected.

•	Dividend Yields. In general, if the cumulative dividend yield on any Underlying Stock increases, we anticipate that the market value of the notes will decrease.

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Our and the Guarantor’s Financial Condition and Creditworthiness. Our and the Guarantor’s perceived creditworthiness, including any increases in our respective credit spreads and any actual or anticipated decreases in our respective credit ratings, may adversely affect the market value of the notes. In general, we expect the longer the amount of time that remains until maturity, the more significant the impact will be on the value of the notes. However, a decrease in our or the Guarantor’s credit spreads or an improvement in our or the Guarantor’s credit ratings will not necessarily increase the market value of the notes.

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Time to Maturity or the Next Call Observation Date. There may be a disparity between the market value of the notes prior to maturity or prior to a Call Observation Date and their value at maturity or as of the next Call Observation Date, as applicable. This disparity is often called a time “value,” “premium,” or “discount,” and reflects expectations concerning the value of the Market Measure prior to the maturity date. As the time to maturity or the next Call Observation Date decreases, this disparity may decrease, such that the value of the notes will approach the expected Redemption Amount to be paid at maturity or the Call Payment to be paid at the next Call Payment Date.

Conflict-related Risks

Trading and hedging activities by us, the Guarantor and any of our other affiliates, including the selling agents, may adversely affect your return on the notes and their market value. We, the Guarantor and our other affiliates, including the selling agents, may buy or sell shares of any Underlying Stock, or futures or options contracts or exchange-traded instruments on any Underlying Stock, or other listed or over-the-counter derivative instruments whose value is derived from any Underlying Stock. We, the Guarantor and any of our other affiliates, including the selling agents, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the notes. These transactions could adversely affect the price of an Underlying Stock in a manner that could be adverse to your investment in the notes. On or before the applicable pricing date, any purchases or sales by us, the Guarantor or our other affiliates, including the selling agents, or others on our or their behalf (including those for the purpose of hedging some or all of our anticipated exposure in connection with the notes), may have the effect of increasing the price of an Underlying Stock. Consequently, the price of that Underlying Stock may decrease subsequent to the pricing date of an issue of the notes, which may adversely affect the market value of the notes.

We, the Guarantor or one or more of our other affiliates, including the selling agents, also expect to engage in hedging activities that could have the effect of increasing the price of an Underlying Stock on the applicable pricing date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your notes prior to maturity, including on each Coupon Observation Date and Call Observation Date and during the Maturity Valuation Period, and may adversely affect the payments on the notes.

We, the Guarantor or one or more of our other affiliates, including the selling agents, may purchase or otherwise acquire a long or short position in the notes or an Underlying Stock and may hold or resell the notes or the Underlying Stock. For example, the selling agents may enter into these transactions in connection with any market making activities in which they engage. We cannot assure you that these activities will not adversely affect the price of any Underlying Stock, the market value of your notes prior to maturity, or the payments on the notes.

Our trading, hedging and other business activities, and those of the Guarantor and any of our other affiliates, including the selling agents, may create conflicts of interest with you. We, the Guarantor or one or more of our other affiliates, including the selling agents, may engage in trading activities related to an Underlying Stock that are not for your account or on your behalf. We, the Guarantor or one or more of our other affiliates, including the selling agents, also may issue or underwrite other financial instruments with returns based upon an Underlying Stock. These trading and other business activities may present a conflict of interest between your interest in the notes and the interests we, the Guarantor and our other affiliates, including the selling agents, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These trading and other business activities, if they influence the price of an Underlying Stock or secondary trading in your notes, could be adverse to your interests as a beneficial owner of the notes.

We, the Guarantor and one or more of our other affiliates, including the selling agents, expect to enter into arrangements or adjust or close out existing transactions to hedge our obligations under the notes. We, the Guarantor or our other affiliates, including the selling agents, also may enter into hedging transactions relating to other notes or instruments that we or they issue, some of which may have returns calculated in a manner related to that of a particular issue of the notes. We may enter into such hedging arrangements with one or more of our affiliates. Our affiliates may enter into additional hedging transactions with other parties relating to the notes and an Underlying Stock. This hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but could also result in a loss. We, the Guarantor and our affiliates, including the selling agents, will price these hedging transactions with the intent to realize a profit, regardless of whether the value of the notes increases or decreases, whether the notes will be automatically called, or whether the Redemption Amount on the notes is more or less than the principal amount of the notes. Any profit in connection with such hedging activities will be in addition to any other compensation that we, the Guarantor and any of our other affiliates, including the selling agents, receive for the sale of the notes, which creates an additional incentive to sell the notes to you.

There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the notes and, as such, will determine the Starting Value, the Price Multiplier, the Threshold Value and/or the Call Value, as applicable, the Observation Value, the Ending Value, whether the Coupons are payable, whether the notes will be called and the Redemption Amount. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent. These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a Market Disruption Event has occurred, or in connection with judgments that the calculation agent would be required to make if certain corporate events occur with respect to any Underlying Stock. See the sections entitled “Description of the

Notes—Market Disruption Events” and “—Anti-Dilution Adjustments.” The calculation agent will be required to carry out its duties in good faith and use its reasonable judgment. However, because we expect that the Guarantor will control the calculation agent, potential conflicts of interest could arise. None of us, the Guarantor or any of our affiliates will have any obligation to consider your interests as a holder of the notes in taking any action that might affect the value of the notes.

Market Measure-related Risks

Our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in any Underlying Stock and any such research, opinions or recommendations could adversely affect the price of such Underlying Stock. In the ordinary course of business, our affiliates may have published research reports, expressed opinions or provided recommendations on an Underlying Company, an Underlying Stock, the applicable financial markets or other matters that may influence the price of the Underlying Stock and the value of the notes, and may do so in the future. These research reports, opinions or recommendations may be communicated to our clients and clients of our affiliates and may be inconsistent with purchasing or holding the notes. Any research reports, opinions or recommendations expressed by our affiliates may not be consistent with each other and may be modified from time to time without notice. Moreover, other professionals who deal in markets relating to an Underlying Stock may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning an Underlying Stock from multiple sources, and you should not rely on the views expressed by our affiliates.

Our offering of the notes does not constitute a recommendation of any Underlying Stock. You should not take our offering of the notes as an expression of our views about how any Underlying Stock will perform in the future or as a recommendation to invest in any Underlying Stock, including through an investment in the notes. As we are part of a global financial institution, we, the Guarantor and our other affiliates may, and often do, have positions (both long and short) in the Underlying Stock(s) that may conflict with an investment in the notes. You should undertake an independent determination of whether an investment in the notes is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

You will have no rights as a security holder of, you will have no rights to receive any shares of the Underlying Stock of, and you will not be entitled to dividends or other distributions by, an Underlying Company. The notes are our debt securities. They are not equity instruments, shares of stock, or securities of any other issuer, other than the related guarantees, which are the securities of the Guarantor. Investing in the notes will not make you a holder of shares of any Underlying Stock. You will not have any voting rights, any rights to receive dividends or other distributions, or any other rights with respect to, any Underlying Stock. As a result, the return on your notes may not reflect the return you would realize if you actually owned shares of an Underlying Stock and received the dividends paid or other distributions made in connection with them. Your notes will be paid in cash and you have no right to receive shares of any Underlying Stock.

If shares of an Underlying Company are also listed on a foreign exchange, your return may be affected by factors affecting international securities markets. The value of securities traded outside of the United States may be adversely affected by a variety of factors relating to the relevant securities markets. Factors which could affect those markets, and therefore the return on your notes, include:

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Market Liquidity and Volatility. The relevant foreign securities markets may be less liquid and/or more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets.

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Political, Economic and Other Factors. The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial and social factors in those regions. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. In addition, recent or future changes in government, economic and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws, or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could adversely affect the relevant securities markets. The relevant foreign economies may differ from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

In particular, many emerging nations are undergoing rapid change, involving the restructuring of economic, political, financial and legal systems. Regulatory and tax environments may be subject to change without review or appeal, and many emerging markets suffer from underdevelopment of capital markets and tax systems. In addition, in some of these nations, issuers of the relevant securities face the threat of expropriation of their assets and/or nationalization of their businesses. The economic and financial data about some of these countries may be unreliable.

Additionally, the accounting, auditing and financial reporting standards and requirements applicable to companies in foreign countries may differ from those applicable to U.S. reporting companies.

We, the Guarantor and any of our other affiliates, including the selling agents, do not control any Underlying Company and have not verified any disclosure made by any Underlying Company. We, the Guarantor or our other affiliates, including the selling agents, currently, or in the future, may engage in business with any Underlying Company, and we, the Guarantor or our affiliates, including the selling agents, may from time to time own securities of any Underlying Company. However, none of us, the Guarantor nor any of our other affiliates, including the selling agents, have the ability to control any actions of any Underlying Company or have undertaken any independent review of, or made any due diligence inquiry with respect to, any Underlying Company. Unless otherwise specified therein, any information in the applicable term sheet regarding an Underlying Company is derived from publicly available information. You should make your own investigation into any Underlying Stock and any Underlying Company.

The business activities of us, the Guarantor and any of our other affiliates, including the selling agents, relating to an Underlying Company may create conflicts of interest with you. We, the Guarantor and our other affiliates, including the selling agents, at the time of any offering of the notes or in the future, may engage in business with an Underlying Company, including making loans to or equity investments in, or providing investment banking, asset management, or other services to that Underlying Company, its affiliates, and its competitors.

In connection with these activities, we, the Guarantor or our other affiliates, including the selling agents, may receive information about an Underlying Company that we or they will not divulge to you or other third parties. One or more of our affiliates may have published, and in the future may publish, research reports on an Underlying Company. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your notes. Any of these activities may adversely affect the price of an Underlying Stock and, consequently, the market value of your notes. None of us, the Guarantor or any of our other affiliates, including the selling agents, makes any representation to any purchasers of the notes regarding any matters whatsoever relating to any Underlying Stock or any Underlying Company. Any prospective purchaser of the notes should undertake an independent investigation into an Underlying Stock and an Underlying Company to a level that, in its judgment, is appropriate to make an informed decision regarding an investment in the notes. The selection of an Underlying Stock as a Market Measure does not reflect any investment recommendations from us, the Guarantor or our other affiliates, including the selling agents.

An Underlying Company will have no obligations relating to the notes and none of us, the Guarantor nor any of our other affiliates, including the selling agents, will perform any due diligence procedures with respect to any Underlying Company. An Underlying Company will not have any financial or legal obligation with respect to the notes or the amounts to be paid to you, including any obligation to take our interest or the interests of holders of the notes into consideration for any reason, including when taking any corporate actions that might adversely affect the price of an Underlying Stock or the value of the notes. An Underlying Company will not receive any of the proceeds from any offering of the notes, and will not be responsible for, or participate in, the offering of the notes. No Underlying Company will be responsible for, or participate in, the determination or calculation of any payments on the notes.

None of us, the Guarantor nor any of our other affiliates, including the selling agents, will conduct any due diligence inquiry with respect to any Underlying Stock in connection with an offering of the notes. None of us, the Guarantor nor any of our other affiliates, including the selling agents, has made any independent investigation as to the completeness or accuracy of publicly available information regarding any Underlying Stock or any Underlying Company or as to the future performance of any Underlying Stock, and we, the Guarantor and our other affiliates do not make any representation to any purchasers of the notes regarding any matters whatsoever relating to any Underlying Company. Any prospective purchaser of the notes should undertake such independent investigation of any Underlying Stock and any Underlying Company as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

The Price Multiplier or other terms of the notes will not be adjusted for all corporate events that could affect an Underlying Company. The Price Multiplier(s), the Observation Values, the Ending Value, the amount payable on the notes, and other terms of the notes may be adjusted for the specified corporate events affecting an Underlying Stock, as described in the section entitled “Description of the Notes—Anti-Dilution Adjustments.” However, these adjustments do not cover all corporate events that could affect the market price of an Underlying Stock, such as offerings of common shares for cash or in connection with certain acquisition transactions. The occurrence of any event that does not require the calculation agent to adjust the applicable Price Multiplier or any other terms of the notes may adversely affect the Closing Market Price of an Underlying Stock, each Observation Value, the Ending Value and the amount payable on the notes, and, as a result, the market value of the notes.

The historical performance of an Underlying Stock should not be taken as an indication of its performance during the term of the notes. An Underlying Stock may perform better or worse during the term of the notes than it has historically. The historical performance of an Underlying Stock, including any historical performance set forth in the applicable term sheet, should not be taken as an indication of its future performance.

Risks Relating to Underlying Stocks That Are ADRs

The value of an ADR may not accurately track the value of the common shares of the related Underlying Company. If an Underlying Stock is an ADR, each ADR will represent shares of the relevant Underlying Company. Generally, the ADRs are issued under a deposit agreement that sets forth the rights and responsibilities of the depositary, the Underlying Company and the holders of the ADRs. The trading patterns of the ADRs will generally reflect the characteristics and valuations of the underlying common shares; however, the value of the ADRs may not completely track the value of those shares. There are important differences between the rights of holders of ADRs and the rights of holders of the underlying common shares. In addition, trading volume and pricing on the applicable non-U.S. exchange may, but will not necessarily, have similar characteristics as the ADRs. For example, certain factors may increase or decrease the public float of the ADRs and, as a result, the ADRs may have less liquidity or lower market value than the underlying common shares.

Exchange rate movements may adversely affect the value of an Underlying Stock that is an ADR. If an Underlying Stock is an ADR, the market price of that Underlying Stock will generally track the U.S. dollar value of the market price of its underlying common shares. Therefore, if the value of the related foreign currency in which the underlying common shares are traded decreases relative to the U.S. dollar, the market price of the Underlying Stock may decrease while the market price of the underlying common shares remains stable or increases, or does not decrease to the same extent. As a result, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency could have an adverse impact on the value of that Underlying Stock and consequently, the value of your notes and the amount payable on the notes.

Exchange rate movements may be impacted particularly by existing and expected rates of inflation and interest rate levels; political, civil or military unrest; the balance of payments between countries; and the extent of governmental surpluses or deficits in the relevant countries and the United States. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of those countries and the United Sates and other countries important to international trade and finance.

Adverse trading conditions in the applicable non-U.S. market may negatively affect the value of an Underlying Stock that is an ADR. Holders of an Underlying Company’s ADRs may usually surrender the ADRs in order to receive and trade the underlying common shares. This provision permits investors in the ADRs to take advantage of price differentials between markets. However, this provision may also cause the market prices of the applicable Underlying Stock to more closely correspond with the values of the common shares in the applicable non-U.S. markets. As a result, a market outside of the United States for the underlying common shares that is not liquid may also result in an illiquid market for the ADRs, which may negatively impact the value of such ADRs and, consequently, the value of your notes.

Delisting of an Underlying Stock that is an ADR may adversely affect the value of the notes. If an Underlying Stock that is an ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the Over-The-Counter Bulletin Board Service (the “OTC Bulletin Board”) operated by FINRA, or if the ADR facility between the Underlying Company and the ADR depositary is terminated for any reason, that Underlying Stock will be deemed to be the Underlying Company’s common equity securities rather than the ADRs, and the calculation agent will determine the price of the Underlying Stock by reference to those common shares, as described below under “Description of the Notes—Delisting of ADRs or Termination of ADR Facility.” Replacing the original ADRs with the underlying common shares may adversely affect the value of the notes and the amounts payable on the notes.

Other Risk Factors Relating to an Underlying Stock

The applicable term sheet may set forth additional risk factors as to an Underlying Stock that you should review prior to purchasing the notes.

Tax-related Risks

The U.S. federal income tax consequences of an investment in the notes are uncertain and may be adverse to a holder of the notes. No statutory, judicial, or administrative authority directly addresses the characterization of the notes or securities similar to the notes for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the notes are not certain. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes that differs from the characterization described elsewhere in this product supplement, the timing and character of income, gain or loss with respect to the notes may differ from that described in this product supplement. No ruling will be requested from the IRS with respect to the notes and no assurance can be given that the IRS will agree with the statements made in the section entitled “U.S. Federal Income Tax Summary.” You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes.

USE OF PROCEEDS

Unless otherwise specified in the applicable term sheet, we intend to lend the net proceeds we receive from each sale of the notes to the Guarantor and/or its other subsidiaries. Unless otherwise specified in the applicable term sheet, the Guarantor expects that it and/or its subsidiaries will use the proceeds from these loans to provide additional funds for operations and for other general corporate purposes. In addition, we may use a portion of the net proceeds from the sale of the notes to hedge our obligations under the notes by entering into hedging arrangements with one or more of our affiliates.

See “Use of Proceeds” in the accompanying prospectus.

DESCRIPTION OF THE NOTES

General

Each issue of the notes will be part of a series of medium-term notes entitled “Medium-Term Notes, Series A” that will be issued under the senior indenture, as amended and supplemented from time to time, among us, the Guarantor and The Bank of New York Mellon Trust Company N.A., as trustee. The senior indenture is described more fully in the accompanying prospectus and prospectus supplement. The following description of the notes supplements and, to the extent it is inconsistent with, supersedes the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of the Notes” in the prospectus supplement and “Description of Debt Securities of BofA Finance LLC” in the prospectus. These documents should be read in connection with the applicable term sheet.

Our payment obligations on the notes are fully and unconditionally guaranteed by the Guarantor. The notes will rank equally in right of payment with all of our other unsecured and unsubordinated obligations from time to time outstanding, except obligations that are subject to any priorities or preferences by law. The guarantee of the notes will rank equally in right of payment with all other unsecured and unsubordinated obligations of the Guarantor from time to time outstanding, except obligations that are subject to any priorities or preferences by law, and senior in right of payment to its subordinated obligations. Any payments due on the notes, including any repayment of principal, are subject to our credit risk, as issuer, and the credit risk of Bank of America Corporation, as guarantor.

The maturity date of the notes and the aggregate principal amount of each issue of the notes will be stated in the applicable term sheet. If any scheduled Coupon Payment Date, Call Payment Date or the scheduled maturity date is not a business day (as defined in the accompanying prospectus supplement in “Description of the Notes—Payment of Principal, Interest and Other Amounts Payable—Business Day Conventions”), we will make the required payment on the next business day, and no interest will accrue as a result of such delay.

The notes do not guarantee the return of principal at maturity. The notes will be payable only in U.S. dollars. Prior to the maturity date, the notes are not repayable at the option of any holder. The notes are not subject to any sinking fund.

We will issue the notes in denominations of whole units. Unless otherwise set forth in the applicable term sheet, each unit will have a principal amount of $10.00. The CUSIP number for each issue of the notes will be set forth in the applicable term sheet. You may transfer the notes only in whole units.

Call Feature

The applicable term sheet will indicate the Call Feature applicable to the notes. The following is a summary of the different Call Features we may offer on the notes.

Issuer Callable Notes

Issuer Callable Notes are notes which are callable by BofA Finance LLC in whole, but not in part, prior to maturity. To call the notes, we will give notice to the trustee at least five business days but not more than 60 calendar days before the applicable Call Payment Date. We or the calculation agent will have no independent obligation to notify you directly and you should expect to receive such notifications from your broker. If the notes are called, the Call Payment will be paid on the applicable Call Payment Date and the notes will cease to be outstanding and no further amounts will be payable with respect to the notes. Issuer Callable

Notes will pay Contingent Coupon Payments, Contingent Coupon Payments (with Memory) or Fixed Coupon Payments (each as defined below) during their term. Issuer Callable Notes may be Buffered Notes or Barrier Notes (each as defined below).

Autocallable Notes

Autocallable Notes are notes which will be automatically called in whole prior to maturity if the Observation Value of the Market Measure is greater than or equal to its Call Value on any Call Observation Date. If the notes are called, the Call Payment will be paid on the applicable Call Payment Date and the notes will cease to be outstanding and no further amounts will be payable with respect to the notes. Autocallable Notes will pay Contingent Coupon Payments, Contingent Coupon Payments (with Memory), Snowball Coupon Payments (as defined below) or Fixed Coupon Payments during their term. Autocallable Notes may be Buffered Notes or Barrier Notes.

With respect to the notes:

The “Call Value” will be specified in the applicable term sheet and will be a percentage of the Starting Value of the Market Measure.

Unless otherwise specified in the applicable term sheet, the “Call Payment” will equal the principal amount plus any Coupon otherwise due on the applicable Call Payment Date.

The “Call Observation Dates” will be specified in the applicable term sheet, subject to postponement if a Market Disruption Event or non-trading day occurs as described below.

The “Call Payment Dates” will be specified in the applicable term sheet.

Coupon Feature

The applicable term sheet will indicate the Coupon Feature applicable to the notes. The following is a summary of the different Coupon Features we may offer on the notes:

Contingent Coupon Payments

Contingent Coupon Payments are coupons which are payable if the Observation Value of the Market Measure on the applicable Coupon Observation Date is greater than or equal to its Coupon Barrier. If a Contingent Coupon Payment is payable, it will be paid on the related Coupon Payment Date. The amount of each Contingent Coupon Payment will be specified in the applicable term sheet.

Contingent Coupon Payments (with Memory)

Contingent Coupon Payments (with Memory) are coupons which are payable if the Observation Value of the Market Measure on the applicable Coupon Observation Date is greater than or equal to its Coupon Barrier. If a Contingent Coupon Payment (with Memory) is payable, it will be paid on the related Coupon Payment Date. If any Contingent Coupon Payment (with Memory) is not payable on a Coupon Payment Date because the Observation Value of the Market Measure on the applicable Coupon Observation Date is less than its Coupon Barrier, such missed Contingent Coupon Payment(s) will be payable on the next subsequent Coupon Payment Date that a Contingent Coupon Payment (with Memory) is payable with respect to such date, if any. The amount of the Contingent Coupon Payment (with Memory) applicable to a single Coupon Payment Date will be specified in the applicable term sheet.

The Contingent Coupon Payment (with Memory) payable on any Coupon Payment Date will be calculated according to the following formula:

(i) the product of the Contingent Coupon Payment (with Memory) applicable to a single Coupon Payment Date times the number of Coupon Payment Dates that have occurred up to the relevant Coupon Payment Date (inclusive of the relevant Coupon Payment Date) minus (ii) the sum of all Contingent Coupon Payments (with Memory) previously paid.

Snowball Coupon Payments

Snowball Coupon Payments are coupons which are payable only if the notes are automatically called. If a Snowball Coupon Payment is payable, it will be paid on the related Call Payment Date as part of the Call Payment. The amount of each Snowball Coupon Payment will be specified in the applicable term sheet.

Fixed Coupon Payments

Fixed Coupon Payments are coupons which are payable regardless of the performance of the Market Measure. Fixed Coupon Payments will be paid on each Coupon Payment Date. The amount of each Fixed Coupon Payment will be specified in the applicable term sheet.

With respect to the notes:

The “Coupon Barrier” will be specified in the applicable term sheet and will be a percentage of the Starting Value of the Market Measure.

The “Coupon Observation Dates” will be specified in the applicable term sheet, subject to postponement if a Market Disruption Event or non-trading day occurs as described below.

The “Coupon Payment Dates” will be specified in the applicable term sheet.

Unless otherwise specified in the applicable term sheet, for so long as the notes are held in book-entry form only, we will pay any Coupons to the persons in whose names the notes are registered at the close of business one business day prior to the relevant Coupon Payment Date.

Notwithstanding the foregoing, the final Coupon and the Call Payment or the Redemption Amount, as applicable, will be paid to the person in whose names the notes are registered on the applicable Call Payment Date or the maturity date.

Payment at Maturity

If the notes are not called, at maturity, subject to our credit risk as issuer of the notes and the credit risk of Bank of America Corporation as guarantor of the notes, in addition to any final Coupon, if payable, you will receive a Redemption Amount that is based on the performance of the Market Measure, denominated in U.S. dollars. Unless otherwise specified in the applicable term sheet, the Redemption Amount will never be less than zero, and, for notes that are not Buffered Notes or Barrier Notes, will be calculated as follows:

You will receive per unit:

You will lose some or all of the principal amount of the notes if the Ending Value is less than the Starting Value. Even with any Coupons, the return on the notes could be negative.

The applicable term sheet may indicate that a “Buffer” or “Barrier” is applicable to the notes, each of which will provide limited protection against the downside performance of the Market Measure. The extent of the Buffer or the Barrier will be indicated by the ‘Threshold Value”, which will be a percentage of the Starting Value of the Market Measure. We refer to notes with a Buffer as “Buffered Notes” and notes with a Barrier as “Barrier Notes”.

For Buffered Notes, the Redemption Amount will be calculated as follows:

You will receive per unit:

The “Buffer Rate” will be either 1 or equal to the quotient of the Starting Value divided by the Threshold Value, and will be specified in the applicable term sheet. You will lose all or a significant portion of the principal amount of the notes if the Ending Value is less than the Threshold Value. Even with any Coupons, the return on the notes could be negative.

For Barrier Notes, the Redemption Amount will be calculated as follows:

You will receive per unit:

You will lose all or a significant portion of the principal amount of the notes if the Ending Value is less than the Threshold Value. Even with any Coupons, the return on the notes could be negative.

The applicable term sheet will provide examples of Redemption Amounts based on a range of hypothetical Ending Values.

The applicable term sheet will set forth information as to the specific Market Measure, including information as to the historical prices of the Underlying Stock or Underlying Stocks, as applicable. However, historical prices of any Underlying Stock are not indicative of its future performance or the performance of your notes.

An investment in the notes does not entitle you to any ownership interest in or any other rights with respect to an Underlying Stock, including any voting rights, dividends paid or other distributions made by the applicable Underlying Company.

The Starting Value, the Observation Value and the Ending Value

Starting Value

Unless otherwise specified in the applicable term sheet, the “Starting Value” will be the price of the Underlying Stock on the pricing date, determined as set forth in the applicable term sheet.

In the case of a Basket, the Starting Value will be equal to 100. See “—Baskets.”

Observation Value

Unless otherwise specified in the applicable term sheet, the “Observation Value” will equal the Closing Market Price of the Underlying Stock on the relevant Coupon Observation Date or Call Observation Date times the Price Multiplier on that day.

In the case of a Basket, the Observation Value will be determined as described in “—Baskets.”

The “Worst-Performing Market Measure” as of any Coupon Observation Date or Call Observation Date will be the Underlying Stock or Basket with the lowest Observation Value as compared to its Starting Value.

If a scheduled Coupon Observation Date (other than the final Coupon Observation Date) or Call Observation Date (other than the final Call Observation Date for notes in which the Coupon Feature is Snowball Coupon Payments) is determined by the calculation agent not to be a trading day (as defined in “—Ending Value” below) by reason of an extraordinary event, occurrence, declaration or otherwise, or, if there is a Market Disruption Event on that day, the applicable Coupon Observation Date or Call Observation Date will be the immediately succeeding trading day during which no Market Disruption Event occurs or is continuing; provided that the Observation Value will not be determined on a date later than the fifth scheduled trading day after the scheduled Coupon Observation Date or Call Observation Date, and if such date is not a trading day, or if there is a Market Disruption Event on that date, the calculation agent will determine (or, if not determinable, estimate) the Observation Value in a manner which the calculation agent considers commercially reasonable under the circumstances on that fifth scheduled trading day.

If, due to a Market Disruption Event or otherwise, a scheduled Coupon Observation Date (other than the final Coupon Observation Date) or Call Observation Date (other than the final Call Observation Date for notes in which the Coupon Feature is Snowball Coupon Payments) is postponed, the applicable Coupon Payment Date or Call Payment Date, as applicable, will be approximately the fifth business day following the Coupon Observation Date or Call Observation Date as postponed, unless otherwise specified in the applicable term sheet.

Notwithstanding the foregoing, if a scheduled Coupon Observation Date or Call Observation Date overlaps with a calculation day during the Maturity Valuation Period and is determined by the calculation agent not to be a trading day by reason of an extraordinary event, occurrence, declaration or otherwise, or, if there is a Market Disruption Event on that day, such Coupon Observation Date or Call Observation Date will be postponed, and the Closing Market Price of the applicable Underlying Stock for such Coupon Observation Date or Call Observation Date will be determined, in accordance with the same procedures for such overlapped calculation day during the Maturity Valuation Period as described under “—Ending Value” below.

For the avoidance of doubt, if your notes are linked to more than one Underlying Stock, the occurrence of a Market Disruption Event or non-trading day as to any Underlying Stock will not impact any other Underlying Stock that is not so affected.

Ending Value

Unless otherwise specified in the applicable term sheet, the “Ending Value” will equal the average of the products of the Closing Market Price of the Underlying Stock on each calculation day during the Maturity Valuation Period multiplied by its Price Multiplier on that day.

If the Market Measure consists of a Basket, the Ending Value of the Basket will be determined as described in “—Baskets—Observation Value or Ending Value of the Basket.”

The Worst-Performing Market Measure at maturity will be the Underlying Stock or Basket with the lowest Ending Value as compared to its Starting Value.

The “Closing Market Price” for one share of an Underlying Stock (or one unit of any other security for which a Closing Market Price must be determined) on any trading day means any of the following:

•

if the Underlying Stock (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The Nasdaq Stock Market, the official closing price), of the principal trading session on that day on the principal U.S. securities exchange registered under the Exchange Act on which the Underlying Stock (or such other security) is listed or admitted to trading;

•

if the Underlying Stock (or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board, the last reported sale price of the principal trading session on the OTC Bulletin Board on that day;

•

if the closing price of the Underlying Stock (or such other security) cannot be determined as set forth in the two bullet points above, and the Underlying Stock (or such other security) is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on that day on the primary non-U.S. securities exchange or market on which the Underlying Stock (or such other security) is listed or admitted to trading (converted to U.S. dollars using such exchange rate as the calculation agent, in its sole discretion, determines to be commercially reasonable); or

•

if the Closing Market Price cannot be determined as set forth in the prior bullets, the mean, as determined by the calculation agent, of the bid prices for the Underlying Stock (or such other security) obtained from as many dealers in that security (which may include us, BofAS and/or any of our respective affiliates), but not exceeding three, as will make the bid prices available to the calculation agent. If no such bid price can be obtained, the Closing Market Price will be determined (or, if not determinable, estimated) by the calculation agent in its sole discretion in a commercially reasonable manner.

Unless otherwise set forth in the applicable term sheet, for any applicable trading day under the terms of the notes, the value of an Underlying Stock will be determined by multiplying its Closing Market Price on that day by its “Price Multiplier.” The initial Price Multiplier for an Underlying Stock will be 1, unless otherwise set forth in the applicable term sheet. The Price Multiplier for each Underlying Stock will be subject to adjustment for certain corporate events relating to that Underlying Stock as described in “—Anti-Dilution Adjustments.”

The “Maturity Valuation Period” means a period consisting of one or more calculation days shortly before the maturity date. The timing and length of the period will be set forth in the applicable term sheet.

A “calculation day” means any scheduled trading day during the Maturity Valuation Period.

A “trading day” means a day on which trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a Market Disruption Event) on the New York Stock Exchange (the “NYSE”), the Nasdaq Stock Market, the Chicago Board Options Exchange, and in the over-the-counter market for equity securities in the United States, or any successor exchange or market, or in the case of a security traded on one or more non-U.S. securities exchanges or markets, on the principal non-U.S. securities exchange or market for such security.

Notes with a Maturity Valuation Period which Consists of Two or More Scheduled Calculation Days. If the Maturity Valuation Period for the notes consists of two or more scheduled calculation days and, with respect to an Underlying Stock, (i) a Market Disruption Event occurs on a scheduled calculation day during the Maturity Valuation Period or (ii) any scheduled calculation day is determined by the calculation agent not to be a trading day by reason of an extraordinary event, occurrence, declaration, or otherwise (any such day in either (i) or (ii) being a “non-calculation day”), the Closing Market Price of the Underlying Stock for the applicable non-calculation day will be the Closing Market Price of the Underlying Stock on the next calculation day that occurs during the Maturity Valuation Period. For example, if the first and second scheduled calculation days during the Maturity Valuation Period are non-calculation days, then the Closing Market Price of the Underlying Stock on the next calculation day will also be deemed to be the Closing Market Price of the Underlying Stock on the first and second scheduled calculation days during the Maturity Valuation Period. If no further scheduled calculation days occur after a non-calculation day, or if every scheduled calculation day after that non-calculation day is also a non-calculation day, then the Closing Market Price of the Underlying Stock for that non-calculation day and each following non-calculation day, if any will be determined (or, if not determinable, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on the final scheduled calculation day during the Maturity Valuation Period, regardless of whether that final scheduled calculation day is a non-calculation day.

In the case of a Basket, the Ending Value of the Basket will be determined as described in “—Baskets.”

For the avoidance of doubt, if your notes are linked to more than one Underlying Stock, the occurrence of a Market Disruption Event or non-trading day as to any Underlying Stock will not impact any other Underlying Stock that is not so affected.

Notes with a Maturity Valuation Period which Consists of Only One Scheduled Calculation Day. If the Maturity Valuation Period for the notes consists of only one scheduled calculation day and, with respect to an Underlying Stock, the scheduled calculation day is determined by the calculation agent not to be a trading day by reason of an extraordinary event, occurrence, declaration or otherwise, or, if there is a Market Disruption Event on that day, the calculation day will be the immediately succeeding trading day during which no Market Disruption Event occurs or is continuing; provided that the Ending Value will be determined (or, if not determinable, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on a date no later than the second scheduled trading day prior to the maturity date, regardless of the occurrence of a Market Disruption Event or non-trading day on that second scheduled trading day.

In the case of a Basket, the Ending Value of the Basket will be determined as described in “—Baskets.”

For the avoidance of doubt, if your notes are linked to more than one Underlying Stock, the occurrence of a Market Disruption Event or non-trading day as to any Underlying Stock will not impact any other Underlying Stock that is not so affected.

Market Disruption Events

As to any Underlying Stock (which, for purposes of this section includes any “successor Underlying Stock,” which refers to the common equity securities or the ADRs of any Successor Entity (as defined below in “—Anti-Dilution Adjustments—Reorganization Events”)), a “Market Disruption Event” means one or more of the following events, as determined by the calculation agent in its sole discretion:

(A)

the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, of the shares of the Underlying Stock on the primary exchange where such shares trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session); or

(B)

the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, in options contracts or futures contracts related to the shares of the Underlying Stock on the primary exchange that trades options contracts or futures contracts related to the shares of the Underlying Stock, as determined by the calculation agent (without taking into account any extended or after-hours trading session).

For the purpose of determining whether a Market Disruption Event as to any Underlying Stock has occurred:

(1)

a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the shares of the Underlying Stock or the relevant futures or options contracts relating to such shares will not constitute a Market Disruption Event;

(3)

a suspension in trading in a futures or options contract on the shares of the Underlying Stock, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts relating to the Underlying Stock;

(4)

Subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; or

(5)

for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

Anti-Dilution Adjustments

As to any Underlying Stock (which, for purposes of this section includes any successor Underlying Stock), the calculation agent, in its sole discretion, may adjust the Price Multiplier (and as a result, affect the Observation Values or Ending Value), and any other terms of the notes (such as the Starting Value), if an event described below occurs after the applicable pricing date and on or before the final calculation day during the Maturity Valuation Period and if the calculation agent determines that such an event has a dilutive or concentrative effect on the theoretical value of the shares of the applicable Underlying Stock or successor Underlying Stock.

The Price Multiplier for an Underlying Stock resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward. No adjustments to the Price Multiplier will be required unless the adjustment would require a change of at least 0.1% in the Price Multiplier then in effect. Any adjustment that would require a change of less than 0.1% in the Price Multiplier which is not applied at the time of the event may be reflected at the time of any subsequent adjustment that would require an adjustment of the Price Multiplier. The required adjustments specified below do not cover all events that could affect an Underlying Stock.

No adjustments to the Price Multiplier for any Underlying Stock or any other terms of the notes will be required other than those specified below. However, the calculation agent may, at its sole discretion, make additional adjustments or adjustments that differ from those described herein to the Price Multiplier or any other terms of the notes to reflect changes to an Underlying Stock if the calculation agent determines in good faith and a commercially reasonable manner that the adjustment is appropriate to ensure an equitable result.

The calculation agent will be solely responsible for the determination of any adjustments to the Price Multiplier for any Underlying Stock or any other terms of the notes and of any related determinations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

No adjustments are required to be made for certain other events, such as offerings of common equity securities by any Underlying Company for cash or in connection with the occurrence of a partial tender or exchange offer for any Underlying Stock by the Underlying Company.

Following certain corporate events relating to an Underlying Stock, where the Underlying Company is not the surviving entity, any payment you receive on the notes may be based on the equity securities of a successor to the Underlying Company or on any cash or other assets distributed to holders of the Underlying Stock in such corporate event.

Following an event that results in an adjustment to the Price Multiplier for any Underlying Stock or any of the other terms of the notes, the calculation agent may (but is not required to) provide holders of the notes with information about that adjustment as it deems appropriate, depending on the nature of the adjustment. Upon written request by any holder of the notes, the calculation agent will provide that holder with information about such adjustment.

Anti-Dilution Adjustments to Underlying Stocks that Are Common Equity

The calculation agent, in its sole discretion and as it deems reasonable, may adjust the Price Multiplier for any Underlying Stock and the other terms of the notes, and hence affect the Observation Values or Ending Value, as a result of certain events related to an Underlying Stock, which include, but are not limited to, the following:

Stock Splits and Reverse Stock Splits. If an Underlying Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Price Multiplier for that Underlying Stock will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

the number of shares that a holder of one share of the Underlying Stock before the effective date of the stock split or reverse stock split would have owned immediately following the applicable effective date.

For example, a two-for-one stock split would ordinarily change a Price Multiplier of one into a Price Multiplier of two. In contrast, a one-for-two reverse stock split would ordinarily change a Price Multiplier of one into a Price Multiplier of one-half.

Stock Dividends. If an Underlying Stock is subject to (i) a stock dividend (i.e., an issuance of additional shares of Underlying Stock) that is given ratably to all holders of the Underlying Stock or (ii) a distribution of additional shares of the Underlying Stock as a result of the triggering of any provision of the organizational documents of the Underlying Company, then, once the dividend or distribution has become effective and the Underlying Stock is trading ex-dividend, the applicable Price Multiplier will be adjusted on the first trading day on which transactions in shares of the Underlying Stock trade on the relevant exchange without the right to receive an applicable dividend or other distribution (the “ex-dividend date”) such that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

•	the prior Price Multiplier; and

•	the number of additional shares issued in the stock dividend with respect to one share of the Underlying Stock;

provided that no adjustment will be made for a stock dividend for which the number of shares of the Underlying Stock paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend (as defined below).

For example, a stock dividend of one new share for each share held would ordinarily change a Price Multiplier of one into a Price Multiplier of two.

Extraordinary Dividends. There will be no adjustments to the Price Multiplier of an Underlying Stock to reflect any cash dividends or cash distributions paid with respect to that Underlying Stock other than Extraordinary Dividends, as defined below, and distributions described in “—Reorganization Events” below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to an Underlying Stock, a dividend or other distribution that the calculation agent determines, in its sole discretion, is not declared or otherwise made according to the Underlying Company’s then existing policy or practice of paying such dividends on a quarterly or other regular basis. If an Extraordinary Dividend occurs, the applicable Price Multiplier will be adjusted on the ex-dividend date so that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

a fraction, the numerator of which is the Closing Market Price per share of the Underlying Stock on the trading day preceding the ex-dividend date and the denominator of which is the amount by which the Closing Market Price per share of the Underlying Stock on that preceding trading day exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend will equal:

•

in the case of cash dividends or other distributions that are paid as regular dividends, the amount per share of the applicable Underlying Stock of that Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for that share; or

•	in the case of cash dividends or other distributions that are not paid as regular dividends, the amount per share of the applicable Underlying Stock of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive. A distribution on the Underlying Stock described in “—Issuance of Transferable Rights or Warrants” below or clause (a), (d) or (e) of the section entitled “—Reorganization Events” below that also constitutes an Extraordinary Dividend will only cause an adjustment under those respective sections.

Issuance of Transferable Rights or Warrants. If an Underlying Company issues to all holders of record of the Underlying Stock transferable rights or warrants to subscribe for or purchase the Underlying Stock, including new or existing rights to purchase the Underlying Stock under a shareholder rights plan or arrangement, then the applicable Price Multiplier will be adjusted on the trading day immediately following the issuance of those transferable rights or warrants so that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

•	the prior Price Multiplier; and

•	the number of shares of the Underlying Stock that can be purchased with the cash value of those warrants or rights distributed on one share of the Underlying Stock.

The number of shares that can be purchased will be based on the Closing Market Price of the Underlying Stock on the date the new Price Multiplier is determined. The cash value of those warrants or rights, if the warrants or rights are traded on a registered national securities exchange, will equal the closing price of that warrant or right. If the warrants or rights are not traded on a registered national securities exchange, the cash value will be determined by the calculation agent and will equal the average of the bid prices obtained from three dealers at 3:00 p.m., New York time on the date the new Price Multiplier is determined, provided that if only two of those bid prices are available, then the cash value of those warrants or rights will equal the average of those bids and if only one of those bids is available, then the cash value of those warrants or rights will equal that bid.

Reorganization Events

If after the pricing date and on or prior to the final calculation day during the Maturity Valuation Period, as to any Underlying Stock:

(a)	there occurs any reclassification or change of the Underlying Stock, including, without limitation, as a result of the issuance of tracking stock by the Underlying Company;

(b)	the Underlying Company, or any surviving entity or subsequent surviving entity of the Underlying Company (a “Successor Entity”), has been subject to a merger,

combination, or consolidation and is not the surviving entity;

(c)	any statutory exchange of securities of the Underlying Company or any Successor Entity with another corporation occurs, other than under clause (b) above;

(d)	the Underlying Company is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency, or other similar law;

(e)

the Underlying Company issues to all of its shareholders securities of an issuer other than the Underlying Company, including equity securities of an affiliate of the Underlying Company, other than in a transaction described in clauses (b), (c), or (d) above;

(f)	a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the Underlying Company;

(g)

there occurs any reclassification or change of the Underlying Stock that results in a transfer or an irrevocable commitment to transfer all such outstanding shares of the Underlying Stock to another entity or person;

(h)

the Underlying Company or any Successor Entity is the surviving entity of a merger, combination, or consolidation, that results in the outstanding Underlying Stock (other than Underlying Stock owned or controlled by the other party to such transaction) immediately prior to such event collectively representing less than 50% of the outstanding Underlying Stock immediately following such event; or

(i)	the Underlying Company ceases to file the financial and other information with the SEC in accordance with Section 13(a) of the Exchange Act

(an event in clauses (a) through (i), a “Reorganization Event”), then, on or after the date of the occurrence of a Reorganization Event, the calculation agent shall, in its sole discretion, make an adjustment to the Price Multiplier or any other terms of the notes as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the notes of that Reorganization Event (including adjustments to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to the Underlying Stock or to the notes), which may, but need not, be determined by reference to the adjustment(s) made in respect of such Reorganization Event by an options exchange to options on the relevant Underlying Stock traded on that options exchange, and determine the effective date of that adjustment. For the avoidance of doubt, any adjustment will be made on or after the effective date of the Reorganization Event and not on the date of the announcement of a plan or intention to effect such an event.

If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the notes to be accelerated to the fifth business day following the date of that determination and the amount payable on the notes will be calculated as though the date of acceleration were the stated maturity date of the notes and as though the final calculation day during the Maturity Valuation Period were the fifth trading day prior to the date of acceleration. In addition, the notes will not bear a default interest rate.

If the Underlying Company ceases to file the financial and other information with the SEC in accordance with Section 13(a) of the Exchange Act, as contemplated by clause (i) above, and the calculation agent determines in its sole discretion that sufficiently similar information is not otherwise available to you, then the calculation agent may cause the maturity date of the notes to be accelerated to the fifth business day following the date of that determination and the amount payable on the notes will be calculated as if the date of acceleration were the stated maturity date of the notes and as if the final calculation day during the Maturity Valuation Period were the fifth trading day prior to the date of acceleration. In addition, the notes will not bear a default interest rate. If the calculation agent determines that sufficiently similar information is available to you, the Reorganization Event will be deemed to have not occurred.

Anti-Dilution Adjustments to Underlying Stocks that Are ADRs

For purposes of the anti-dilution adjustments set forth above, if an Underlying Stock is an ADR (an “Underlying ADR”), the calculation agent will consider the effect of any of the relevant events on the Underlying ADR, and adjustments will be made, as if the Underlying ADR was the Underlying Stock described above. For example, if the stock represented by the Underlying ADR is subject to a two-for-one stock split, and assuming an initial Price Multiplier of 1, the Price Multiplier for the Underlying ADR would be adjusted so that it equals two. Unless otherwise specified in the applicable term sheet, with respect to the notes linked to an Underlying ADR (or an Underlying Stock issued by a non-U.S. Underlying Company), the term “dividend” means the dividends paid to holders of the Underlying ADR (or the Underlying Stock issued by the non-U.S. Underlying Company), and such dividends may reflect the netting of any applicable foreign withholding or similar taxes that may be due on dividends paid to a U.S. person.

The calculation agent may determine not to make an adjustment if:

(A)

holders of the Underlying ADR are not eligible to participate in any of the events that would otherwise require anti-dilution adjustments as set forth above if the notes had been linked directly to the common shares of the Underlying Company represented by the Underlying ADR; or

(B)

to the extent that the calculation agent determines that the Underlying Company or the depositary for the ADRs has adjusted the number of common shares of the Underlying Company represented by each share of the Underlying ADR, so that the market price of the Underlying ADR would not be affected by the corporate event.

If the Underlying Company or the depositary for the ADRs, in the absence of any of the events described above, elects to adjust the number of common shares of the Underlying Company represented by each share of the Underlying ADR, then the calculation agent may make the appropriate anti-dilution adjustments to reflect such change. The depositary for the ADRs may also make adjustments in respect of the ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights, and cash. Upon any such adjustment by the depositary, the calculation agent may adjust the Price Multiplier or other terms of the notes as the calculation agent determines commercially reasonable to account for that event.

Alternative Anti-Dilution and Reorganization Adjustments

The calculation agent may elect at its discretion to not make any of the adjustments to the Price Multiplier for any Underlying Stock or to the other terms of the notes, including the method of determining the Redemption Amount, described in this section, but may instead make adjustments, in its discretion, to the Price Multiplier for any Underlying Stock or any other terms of the notes (such as the Starting Value) that will reflect the adjustments to the extent practicable made by the Options Clearing Corporation on options contracts on an Underlying Stock or any successor common stock. For example, if an Underlying Stock is subject to a two-for-one stock split, and the Options Clearing Corporation adjusts the strike prices of the options contract on that Underlying Stock by dividing the strike price by two, then the calculation agent may also elect to divide the Starting Value by two. In this case, the Price Multiplier will remain one. This adjustment would have the same economic effect on holders of the notes as if the Price Multiplier had been adjusted.

Delisting of ADRs or Termination of ADR Facility

If an Underlying ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by FINRA, or if the ADR facility between the Underlying Company and the ADR depositary is terminated for any reason, then, on and after the date that the Underlying ADR is no longer so listed or admitted to trading or the date of such termination, as applicable (the “termination date”), the Underlying Stock will be deemed to be the Underlying Company’s common equity securities rather than the Underlying ADR. The calculation agent will determine the price of the Underlying Stock by reference to those common shares. Under such circumstances, the calculation agent may modify any terms of the notes as it deems necessary, in its sole discretion, to ensure an equitable result. On and after the termination date, for all purposes, the Closing Market Price of the Underlying Company’s common shares on their primary exchange will be converted to U.S. dollars using such exchange rate as the calculation agent, in its sole discretion, determines to be commercially reasonable.

Delisting of an Underlying Stock or Nationalization of an Underlying Company

If a non-U.S. equity security serving as an Underlying Stock with a relevant exchange located outside the United States (an “Original Foreign Underlying Stock”) is no longer listed or admitted to trading on a securities exchange (a “Delisting Event”), or if the issuer of an Original Foreign Underlying Stock is nationalized (a “Nationalization Event”), the calculation agent, in its sole discretion, may either:

(a)

select a Successor Foreign Underlying Stock (as defined below) to that non-U.S. equity security after the close of the principal trading session on the trading day immediately prior to the effective date of the Delisting Event or Nationalization Event, as applicable (the effective date of the Delisting Event or Nationalization Event, as applicable, the “Change Date”), in accordance with the provisions of this section (each successor stock as so selected, a “Successor Foreign Underlying Stock” and each issuer of that Successor Foreign Underlying Stock, a “Successor Foreign Underlying Stock Issuer”); or

(b)

on and after the Change Date, (i) deem the closing price and, if applicable, the trading price of that Original Foreign Underlying Stock on each day to be the closing price of that Original Foreign Underlying Stock on the trading day immediately prior to the Change Date and (ii) deem the Price Multiplier of that Original Foreign Underlying Stock on each day to be the Price Multiplier of that Original Foreign Underlying Stock on the trading day immediately prior to the Change Date.

Upon the selection of any Successor Foreign Underlying Stock by the calculation agent as described above, then on and after the Change Date:

(a)

references in this product supplement or the applicable term sheet to the applicable “Underlying Stock” will no longer refer to the Original Foreign Underlying Stock and will be deemed instead to refer to that Successor Foreign Underlying Stock for all purposes;

(b)

references in this product supplement or the applicable term sheet to “issuer” (the Underlying Company) of the Original Foreign Underlying Stock will be deemed to be to the applicable Successor Foreign Underlying Stock Issuer for all purposes;

(c)	the relevant Starting Value or similar price for that Successor Foreign Underlying Stock will be determined by the calculation agent in a manner that it determines to be commercially reasonable; and

(d)

the Price Multiplier for that Successor Foreign Underlying Stock will be an amount as determined by the calculation in good faith as of the Change Date, taking into account, among other things, the closing price of the Original Foreign Underlying Stock on the trading day immediately preceding the Change Date, subject to adjustment for certain corporate events related to that Successor Foreign Underlying Stock described in “—Anti-Dilution Adjustments.”

The “Successor Foreign Underlying Stock” with respect to the Underlying Stock will be the common stock of a company organized in, or with its principal executive office located in, the country in which the issuer of the Original Foreign Underlying Stock is organized or has its principal executive office, selected by the calculation agent from among the common stocks of three companies then listed on a non-U.S. securities exchange that are not the Original Foreign Underlying Stock, with the three largest market capitalizations within the same industry as the issuer of the Original Foreign Underlying Stock that also have an equity security that is listed and traded on a national securities exchange in the United States or the primary non-U.S. securities exchange or market for the Original Foreign Underlying Stock that, in the sole discretion of the calculation agent, is the most comparable to the Original Foreign Underlying Stock (prior to the Change Date), taking into account factors such as the calculation agent deems relevant, including, without limitation, dividend history and stock price volatility; provided, however, that a Successor Foreign Underlying Stock will not be any stock that is subject to a trading restriction under the trading restriction policies of BofA Finance LLC, the Guarantor or any of their affiliates that would materially limit the ability of BofA Finance LLC or any of its affiliates to hedge the notes with respect to that stock.

The calculation agent will provide information as to any Successor Foreign Underlying Stock upon written request by any holder of the notes.

Information Regarding the Underlying Stock

Any information regarding any Underlying Stock or any Underlying Company will be derived from publicly available documents. Any Underlying Stock, including an ADR, will be registered under the Exchange Act. Information provided to or filed with the SEC by any Underlying Company can be located through the SEC’s website, www.sec.gov. None of us, the Guarantor or any of our other affiliates will have independently verified the accuracy or completeness of any of the information or reports of an Underlying Company.

The selection of an Underlying Stock is not a recommendation to buy or sell the Underlying Stock. None of us, the Guarantor or any of our other affiliates makes any representation to any purchaser of the notes as to the performance of any Underlying Stock.

Baskets

If the Market Measure to which your notes are linked includes a Basket, the Basket Stocks will be set forth in the applicable term sheet. We will assign each Basket Stock a weighting (the “Initial Component Weight”) so that each Basket Stock represents a percentage of the Starting Value of the Basket on the pricing date. The Basket Stocks may or may not have equal Initial Component Weights, as set forth in the applicable term sheet.

Determination of the Component Ratio for Each Basket Stock

The “Starting Value” of the Basket will be equal to 100. We will set a fixed factor (the “Component Ratio”) for each Basket Stock on the applicable pricing date, based on the weighting of that Basket Stock. The Component Ratio for each Basket Stock will equal:

•	the Initial Component Weight (expressed as a percentage) for that Basket Stock, multiplied by 100; divided by

•	the Closing Market Price of that Basket Stock on the applicable pricing date.

Each Component Ratio will be rounded to eight decimal places.

The Component Ratios will be calculated in this way so that the Starting Value of the Basket will equal 100 on the applicable pricing date. The Component Ratios will not be revised subsequent to their determination on the applicable pricing date, except that the calculation agent may in its good faith judgment adjust the Component Ratio of any Basket Stock in the event that Basket Stock is materially changed or modified in a manner that does not, in the opinion of the calculation agent, fairly represent the price of that Basket Stock had those material changes or modifications not been made.

The following table is for illustration purposes only, and does not reflect the actual composition, Initial Component Weights, or Component Ratios of a Basket, all of which will be set forth in the applicable term sheet.

Example: The hypothetical Basket Stocks are Stock ABC, Stock XYZ, and Stock RST, with their Initial Component Weights being 50.00%, 25.00% and 25.00%, respectively, on a hypothetical pricing date:

Basket Stock	Initial Component Weight	Hypothetical Closing Market Price(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution
Stock ABC	50.00%	50.00	1.00000000	50.00
Stock XYZ	25.00%	24.00	1.04166667	25.00
Stock RST	25.00%	10.00	2.50000000	25.00

Starting Value				100.00

(1)	This column sets forth the hypothetical Closing Market Price of each Basket Stock on the hypothetical pricing date.

(2)	The hypothetical Component Ratio for each Basket Stock equals its Initial Component Weight (expressed as a percentage) multiplied by 100, and then divided by the hypothetical

Closing Market Price of that Basket Stock on the hypothetical pricing date, with the result rounded to eight decimal places.

Observation Value or Ending Value of the Basket

The “Observation Value” of the Basket will be the value of the Basket on the applicable Coupon Observation Date or Call Observation Date.

The “Ending Value” of the Basket will equal the average of the values of the Basket on each calculation day during the Maturity Valuation Period.

The calculation agent will calculate the value of the Basket for an applicable day by summing the products of the Closing Market Price of each Basket Stock on such day (multiplied by its Price Multiplier on such day) multiplied by the Component Ratio for each Basket Stock. The value of the Basket will vary based on the increase or decrease in the price of each Basket Stock. Any increase in the price of a Basket Stock (assuming no change in the price of the other Basket Stock or Basket Stocks) will result in an increase in the value of the Basket. Conversely, any decrease in the price of a Basket Stock (assuming no change in the price of the other Basket Stock or Basket Stocks) will result in a decrease in the value of the Basket.

Unless otherwise specified in the applicable term sheet, if, for any Basket Stock (an “Affected Basket Stock”), (i) a Market Disruption Event occurs on a scheduled Coupon Observation Date, Call Observation Date or calculation day during the Maturity Valuation Period or (ii) any such date is determined by the calculation agent not to be a trading day by reason of an extraordinary event, occurrence, declaration, or otherwise (any such day in either (i) or (ii) being a “non-calculation day”), the calculation agent will determine the Closing Market Prices of the Basket Stocks for such non-calculation day, and as a result, the Observation Values or Ending Value, as follows:

•	The Closing Market Price of each Basket Stock that is not an Affected Basket Stock will be its Closing Market Price on such non-calculation day.

•

The Closing Market Price of each Basket Stock that is an Affected Basket Stock for the applicable non-calculation day will be determined in the same manner as described in “—The Starting Value, the Observation Value and the Ending Value—Observation Value,” and “—The Starting Value, the Observation Value and the Ending Value—Ending Value,” as applicable, provided that references to “Observation Value” or “Ending Value” will be deemed to be references to “Closing Market Price of the Basket Stock.”

For purposes of determining whether a Market Disruption Event has occurred as to any Basket Stock, “Market Disruption Event” will have the meaning stated above in “—Market Disruption Events.”

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the notes as described in this product supplement, including determinations regarding the Starting Value, the Threshold Value and/or the Call Value, if applicable, the Observation Values, the Ending Value, the Price Multiplier, the Closing Market Price, the Redemption Amount, any Market Disruption Events, any anti-dilution adjustments, a successor Underlying Stock, trading days, business days, calculation days and non-calculation days. Absent manifest error, all determinations of the calculation agent will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the calculation agent.

We expect to appoint BofAS or one of our other affiliates as the calculation agent for each issue of the notes. However, we may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable term sheet.

Same-Day Settlement and Payment

The notes will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of the notes in immediately available funds. We will pay the amounts payable on the notes in immediately available funds so long as the notes are maintained in book-entry form.

Events of Default and Acceleration

Events of Default are defined in the senior indenture relating to the notes and in the section entitled “Description of Debt Securities of BofA Finance LLC—Events of Default and Rights of Acceleration; Covenant Breaches” on page 54 of the accompanying prospectus. If such event occurs and is continuing, unless otherwise stated in the applicable term sheet, the amount payable to a holder of the notes upon any acceleration permitted under the senior indenture will be equal to the Redemption Amount described in “—Payment at Maturity,” determined as if the notes matured on the date of acceleration, and as if the final calculation day of the Maturity Valuation Period were the fifth trading day prior to the date of acceleration. If a bankruptcy proceeding is commenced in respect of us, your claim may be limited under applicable bankruptcy law. In case of a default in payment of the notes, whether at their maturity or upon acceleration, they will not bear a default interest rate.

If the notes are Autocallable Notes with Snowball Coupon Payments and an event of default occurs on or prior to the first scheduled calculation day during the Maturity Valuation Period, then the payment on the notes will be determined as described under the caption “—Call Feature—Autocallable Notes,” as if the next scheduled Call Observation Date were the fifth trading day prior to the date of acceleration, provided that the applicable Observation Value as of that date is greater than or equal to the Call Value. In such a case, the calculation agent shall pro-rate the applicable Call Payment according to the period of time elapsed between the settlement date of the notes and the date of acceleration. For the avoidance of doubt, if the Observation Value of the Market Measure as of that date is less than the Call Value, the payment on the notes will be calculated as set forth in the prior paragraph.

Listing

Unless otherwise specified in the applicable term sheet, the notes will not be listed on a securities exchange or quotation system.

SUPPLEMENTAL PLAN OF DISTRIBUTION

One or more of our affiliates may act as our selling agent for any offering of the notes. The selling agents will act on a principal basis, as set forth in the applicable term sheet. Each selling agent will be a party to the distribution agreement described in “Supplemental Plan of Distribution (Conflicts of Interest)” beginning on page S-54 of the accompanying prospectus supplement.

Each selling agent will receive an underwriting discount or commission that is a percentage of the aggregate principal amount of the notes sold through its efforts, which will be set forth in the applicable term sheet. You must have an account with the applicable selling agent in order to purchase the notes.

None of the selling agents is acting as your fiduciary or advisor solely as a result of the making of any offering of the notes, and you should not rely upon this product supplement, the applicable term sheet, or the accompanying prospectus or prospectus supplement as investment advice or a recommendation to purchase any notes. You should make your own investment decision regarding the notes after consulting with your legal, tax and other advisors.

BofAS and any of our other affiliates may use this product supplement and the accompanying prospectus supplement and prospectus, together with the applicable term sheet, in a market-making transaction for any notes after their initial sale.

U.S. FEDERAL INCOME TAX SUMMARY

The following summary of the material U.S. federal income and estate tax considerations of the acquisition, ownership, and disposition of the notes supplements, and to the extent inconsistent supersedes, the discussions under “U.S. Federal Income Tax Considerations” in the accompanying prospectus and is based upon the advice of Sidley Austin LLP, our tax counsel. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder. If the tax consequences associated with the notes are different than those described below, they will be described in the applicable term sheet.

This summary is directed solely to U.S. Holders and Non-U.S. Holders that, except as otherwise specifically noted, will purchase the notes upon original issuance and will hold the notes as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment, and that are not excluded from the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the notes, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

General

Notes Treated as Single Financial Contracts

Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the notes, in the opinion of our counsel, Sidley Austin LLP, and based on certain factual representations received from us, the notes with terms described in this product supplement that do not pay any coupons should be treated as single financial contracts with respect to the Market Measures that are “open transactions” for U.S. federal income tax purposes, and under the terms of the notes, we and every investor in the notes agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the notes in accordance with such characterization. This discussion assumes that the notes constitute single financial contracts with respect to the Market Measure for U.S. federal income tax purposes. If the notes did not constitute single financial contracts, the tax consequences described below would be materially different.

Notes Treated as Income-Bearing Single Financial Contracts

Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the notes with terms described in this product supplement that have one or more associated Contingent Coupon Payments, we intend to treat the notes for all tax purposes as income-bearing single financial contracts with respect to the Market Measure. Under the terms of the notes, we and every investor in the notes agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the notes in accordance with such characterization. In the opinion of our counsel, Sidley Austin LLP, it is reasonable to treat the notes with terms described in this product supplement that have one or more associated Contingent Coupon Payments as income-bearing single financial contracts with respect to the Market Measure, unless otherwise specified in the applicable term sheet. However, Sidley Austin LLP has advised us that it is unable to conclude that it is more likely than not that this treatment will be upheld. This discussion assumes that the notes with terms described in this product supplement that have one or more associated Contingent Coupon Payments constitute income-bearing single financial contracts with respect to the Market Measure for U.S. federal income tax purposes. If the notes did not constitute income-bearing single financial contracts, the tax consequences described below would be materially different.

Notes Treated as Put Options and Deposits

No statutory, judicial or administrative authority directly addresses the proper treatment of the notes with terms described in this product supplement that have one or more associated Fixed Coupon Payments or instruments substantially similar to such notes for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to such notes. Significant aspects of the U.S. federal income tax consequences of an investment in the notes with one or more associated Fixed Coupon Payments are uncertain, and no assurance can be given that the IRS or a court will agree with the tax treatment described herein. In the opinion of our counsel, Sidley Austin LLP, the treatment of the notes with terms described in this product supplement that have one or more associated Fixed Coupon Payments described below is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Accordingly, you should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the notes with terms described in this product supplement that have one or more associated Fixed Coupon Payments (including alternative treatments of such notes). Unless otherwise expressly stated, the remainder of this discussion is based upon, and assumes, the treatment of each note with terms described in this product supplement that have one or more associated Fixed Coupon Payments as a Unit consisting of the Put Option and the Deposit, as well as the allocation of the Coupon Payments and issue price of the note described below.

We intend to treat the notes with terms described in this product supplement that have one or more associated Fixed Coupon Payments for all tax purposes as a unit (a “Unit”) consisting of the following:

(i)

a put option (the “Put Option”) written by you to us that, if exercised, requires you to pay us an amount equal to the Deposit (as defined below) in exchange for a cash amount based upon the performance of the Market Measure; and

(ii)

a deposit with us of a fixed amount of cash, equal to the issue price of the Note, to secure your obligation under the Put Option (the “Deposit”) that pays you interest based on our cost of borrowing at the time of issuance (the “Deposit Interest”).

This characterization of the notes is not binding on the IRS or the courts. No statutory, judicial, or administrative authority directly addresses the characterization of the notes or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in the notes are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in this product supplement. Accordingly, you are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, including possible alternative characterizations.

Unless otherwise stated, the following discussion is based on the characterization described above. The discussion in this section assumes that there is a significant possibility of a significant loss of principal on an investment in the notes.

We will not attempt to ascertain whether the issuer of any Market Measure would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code, or a United States real property holding corporation, within the meaning of Section 897(c) of the Code. If the issuer of any Market Measure were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a holder of the notes. You should refer to information filed with the SEC by the issuer of any Market Measure and consult your tax advisor regarding the possible consequences to you, if any, if any issuer of any Market Measure or any component stock included in a Market Measure that is an index is or becomes a PFIC or is or becomes a United States real property holding corporation.

U.S. Holders

Notes Treated as Single Financial Contracts

Upon receipt of a cash payment at maturity or upon a sale, exchange or redemption of the notes that do not pay any coupons prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the notes. A U.S. Holder’s tax basis in the notes will equal the amount paid by that holder to acquire them. Subject to the discussion below concerning the possible application of the “constructive ownership” rules of Section 1260 of the Code, this capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the notes for more than one year. If the U.S. Holder held the notes for one year or less, the gain or loss generally will be short-term capital gain or loss. The deductibility of capital losses is subject to limitations. A U.S. Holder should not be required to recognize income over the term of the notes prior to maturity, other than pursuant to an earlier taxable disposition of the notes.

Notes Treated as Income-Bearing Single Financial Contracts

Although the U.S. federal income tax treatment of a Contingent Coupon Payment on the notes is uncertain, we intend to take the position, and the following discussion assumes, that any Contingent Coupon Payment constitutes taxable ordinary income to a U.S. Holder at the time received or accrued in accordance with the U.S. Holder’s regular method of accounting. By purchasing the notes you agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat any Contingent Coupon Payment as described in the preceding sentence.

Upon receipt of a cash payment at maturity or upon a sale, exchange or redemption of the notes prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized (other than amounts representing any Contingent Coupon Payment, which would be taxed as described above) and the U.S. Holder’s tax basis in the notes. A U.S. Holder’s tax basis in the notes will equal the amount paid by that holder to acquire them. This capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the notes for more than one year. The deductibility of capital losses is subject to limitations.

Notes Treated as Put Options and Deposits

The Deposit Interest payments will be included in the income of a U.S. Holder as interest at the time that such interest is accrued or received in accordance with such U.S. Holder’s regular method of tax accounting. The Put Option premium will not be included in the income of a U.S. Holder until the sale, exchange, redemption or maturity of the notes. Accordingly, all of the Put Option premium payments on the notes (except for the last Put Option premium payment) generally will not be included in the income of a U.S. Holder when they are received.

If at maturity the U.S. Holder receives cash equal to the full principal amount plus the last Deposit Interest payment and the last Put Option premium payment, then such U.S. Holder (i) would include the last Deposit Interest payment in income as interest in the manner described above and (ii) would recognize short-term capital gain equal to the entire amount of Put Option premiums received, which amount is equal to the sum of all of the Put Option premium payments received.

If at maturity the U.S. Holder receives an amount of cash that is less than the full principal amount and receives the last Deposit Interest payment and the last Put Option premium payment, then such U.S. Holder (i) will include the last Deposit Interest payment in income as interest in the manner described above and (ii) will recognize long-term capital gain or loss (or, short-term capital gain or loss if the term of the notes are one year or less) with respect to the remaining cash received at maturity (other than the last Put Option premium payment) in an amount equal to the difference between (1) the sum of all of the Put Option premiums received (including the last Put Option premium payment) and (2) the excess of the principal amount of the note over the amount of such cash received.

Upon a redemption of the notes prior to maturity, a U.S. Holder (i) would include the last Deposit Interest payment in income as interest in the manner described above and (ii) would recognize short-term capital gain equal to the sum of all the Put Option premium payments received.

Upon a sale or exchange of a notes prior to maturity (except upon redemption of the notes prior to maturity, which is described above), a U.S. Holder will generally recognize short-term or long-term capital gain or loss with respect to the Deposit (depending upon the U.S. Holder’s holding period for the notes). The U.S. Holder will also generally recognize short-term capital gain or loss with respect to the Put Option. For purposes of determining the amount of such gain or loss, a U.S. Holder should apportion the amount realized on the sale or exchange (other than amounts attributable to accrued but unpaid Deposit Interest payments, which would be taxed as described above) between the Deposit and the Put Option based upon their respective fair market values on the date of such sale or exchange. In general, the amount of capital gain or loss on the Deposit will equal the amount realized that is attributable to the Deposit, less the U.S. Holder’s adjusted tax basis in the Deposit. The amount realized that is attributable to the Put Option plus the total Put Option premiums previously received by the U.S. Holder should be treated as short-term capital gain. Notwithstanding the foregoing, if the fair market value of the Deposit on the date of such sale or exchange exceeds the total amount realized on the sale or exchange (other than amounts attributable to accrued but unpaid Deposit Interest payments), the U.S. Holder should be treated as having (i) sold or exchanged the Deposit for an amount equal to its fair market value on such date and (ii) made a payment (the “Put Option Assumption Payment”) equal to the amount of such excess in exchange for the purchaser’s assumption of the U.S. Holder’s rights and obligations under the Put Option. In such event, the U.S. Holder should recognize short-term capital gain or loss in respect of the Put Option in an amount equal to the difference between the total Put Option premiums previously received by the U.S. Holder and the Put Option Assumption Payment.

Alternative Tax Treatments. Due to the absence of authorities that directly address the proper tax treatment of the notes, prospective investors are urged to consult their tax advisors regarding all possible alternative tax treatments of an investment in the notes. In particular, if the notes have a term that exceeds one year, the IRS could seek to subject the notes to the Treasury regulations governing contingent payment debt instruments. If the IRS were successful in that regard, the timing and character of income on the notes would be affected significantly. Among other things, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or redemption of the notes generally would be treated as ordinary income, and any loss realized at maturity or upon a sale, exchange or redemption of the notes generally would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter. If the notes have a term of one year or less, the IRS could assert that the notes are short-term debt instruments. If the IRS were successful in that regard, a U.S. holder who uses the accrual method of accounting generally would be required to accrue any original issue discount on the notes on a straight-line basis. At maturity, or upon a sale, exchange or redemption, a U.S. holder using either a cash or accrual method of accounting generally should recognize taxable gain (all or a portion of which may be treated as ordinary income) or loss in an amount equal to the difference between the amount realized and such holder’s tax basis in the notes.

In addition, it is possible that the notes with terms described in this product supplement that have one or more associated Contingent Coupon Payments could be treated as a unit consisting of a deposit and a put option written by the note holder, in which case the timing and character of income on the notes would be affected significantly.

The IRS released Notice 2008-2 (the “Notice”), which sought comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.” This Notice addresses instruments such as the notes. According to the Notice, the IRS and Treasury are considering whether a holder of an instrument such as the notes should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity. It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any. Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of the notes, possibly with retroactive effect.

The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.

In addition, proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain notional principal contracts. The preamble to the regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that you could be required to accrue income over the term of the notes.

Because of the absence of authority regarding the appropriate tax characterization of the notes, it is also possible that the IRS could seek to characterize the notes in a manner that results in tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a holder may recognize at maturity or upon the sale, exchange or redemption of the notes should be treated as ordinary gain or loss.

Non-U.S. Holders

Notes Treated as Single Financial Contracts

Except as discussed below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax for amounts paid in respect of the notes that do not pay any coupons, provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business.

Notes Treated as Income-Bearing Single Financial Contracts

Because the U.S. federal income tax treatment of the notes with one or more associated Contingent Coupon Payments (including the tax treatment of any Contingent Coupon Payment) is uncertain, we (or the applicable paying agent) will withhold U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) on the entire amount of any Contingent Coupon Payment made unless such payments are effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. (in which case, to avoid withholding, the Non-U.S. Holder will be required to provide a Form W-8ECI). We (or the applicable paying agent) will not pay any additional amounts in respect of such withholding. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article, if applicable. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. The availability of a lower rate of withholding under an applicable income tax treaty will depend on whether such rate applies to the characterization of the payments under U.S. federal income tax laws. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Except as discussed below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax for amounts paid in respect of the notes with one or more associated Contingent Coupon Payments (not including for the avoidance of doubt amounts representing any Contingent Coupon Payment which would be subject to the rules discussed in the previous paragraph) upon the sale, exchange or redemption of the notes or their settlement at maturity, provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Notwithstanding the foregoing, gain from the sale, exchange or redemption of the notes or their settlement at maturity may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of the sale, exchange, redemption or settlement and certain other conditions are satisfied.

Notes Treated as Put Options and Deposits

Assuming the treatment of the notes treated as Put Options and Deposits is respected and subject to the discussions below regarding the potential application of Section 871(m) of the Code, of Section 897 of the Code, and the discussions in the accompanying prospectus regarding FATCA, Fixed Coupon Payments with respect to a note, and gain realized on the sale, exchange or redemption of such note, should not be subject to U.S. federal income or withholding tax under current law, provided that:

•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code;

•	the certification requirement described below has been fulfilled with respect to the beneficial owner; and

•	the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a note (or a financial institution holding a note on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate form), on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

Moreover, among the issues addressed in the Notice described in “U.S. Holders—Alternative Tax Treatments” is the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax. It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the notes, possibly with retroactive effect. Accordingly, prospective investors should consult their tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the notes treated as Put Options and Deposits, including the possible implications of the Notice discussed above. Prospective investors should note that we currently do not intend to withhold on any of the payments made with respect to the notes to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above, to the discussion regarding Section 871(m) below and to the discussion regarding FATCA in the accompanying prospectus). However, in the event of a change of law or any formal or informal guidance by the IRS, the Treasury or Congress, we (or the applicable paying agent) may decide to withhold on payments made with respect to the notes to Non-U.S. Holders and we will not be required to pay any additional amounts with respect to amounts withheld.

Notwithstanding the foregoing, gain from the sale, exchange, or redemption of the notes or their settlement at maturity may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of the sale, exchange, redemption or settlement and certain other conditions are satisfied.

If a Non-U.S. Holder of the notes is engaged in the conduct of a trade or business within the U.S. and if any Coupon Payment and gain realized on the settlement at maturity, or upon sale, exchange or redemption of the notes, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder, although exempt from U.S. federal withholding tax, generally will be subject to U.S. federal income tax on such Coupon Payment and gain on a net income basis in the same manner as if it were a

U.S. Holder. Such Non-U.S. Holders should read the material under the heading “U.S. Holders” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of the notes. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under Treasury regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2025. Based on our determination that the notes are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the notes. However, it is possible that the notes could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Market Measure or the notes, and following such occurrence the notes could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of the Market Measure or the notes should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the notes and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the notes to become subject to withholding tax in addition to the withholding tax described above, tax will be withheld at the applicable statutory rate. Non-U.S. Holders should consult their own tax advisors regarding the tax consequences of such alternative characterizations.

FIRPTA. Section 897 of the Code, commonly referred to as “FIRPTA,” applies to certain interests in entities that beneficially own significant amounts of United States real property interests (each, a “USRPI”). As discussed above, we will not attempt to ascertain whether the issuer of any Market Measure or the issuer of any component stock included in a Market Measure should be treated as a USRPHC for purposes of Section 897 of the Code (including a non-corporate entity treated for relevant purposes of Section 897 of the Code as a USRPHC). If a relevant issuer were so treated, it is possible that, subject to the exceptions discussed in the following paragraph, a security could be treated as a USRPI, in which case any gain from the disposition of the security would generally be subject to U.S. federal income tax and would be required to be reported by the non-U.S. holder on a U.S. federal income tax return, generally in the same manner as if the non-U.S. holder were a U.S. holder, and would in certain cases be subject to withholding in the amount of 15% of the gross proceeds of such disposition.

An exception to the FIRPTA rules applies in respect of interests in entities that have a regularly traded class of interests outstanding. Under this exception, a security that is not “regularly traded” on an established securities market generally should not be subject to the FIRPTA rules unless its fair market value upon acquisition exceeds 5% of the relevant issuer’s regularly traded class of interests, as specified in the applicable Treasury regulations. In the case of securities that are regularly traded, an interest in 5% or less of the outstanding securities of that class or series generally should not be subject to the FIRPTA rules. Certain attribution and aggregation rules apply, and prospective purchasers are urged to consult their tax advisors regarding whether their ownership interest in the securities will be subject to an exemption from the FIRPTA rules in light of their circumstances, including any other interest they might have in a relevant issuer.

U.S. Federal Estate Tax. Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a note.

Backup Withholding and Information Reporting. Please see the discussion under “U.S. Federal Income Tax Considerations—Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the notes.